CAPITOL FEDERAL FINANCIAL
PARTNERS IN THRIFT PLAN

Plan CL2006

Restated October 1, 2007

i

ii

INTRODUCTION

The Primary Employer previously established a thrift and profit sharing plan on October 1, 1969.

The Primary Employer is of the opinion that the plan should be changed. It believes that the best means to accomplish these changes is to completely restate the plan's terms, provisions and conditions. The restatement, effective October 1, 2007, is set forth in this document and is substituted in lieu of the prior document with the exception of any good faith compliance amendment and any model amendment. Such amendment(s) shall continue to apply to this restated plan until such provisions are integrated into the plan or such amendment(s) are superseded by another amendment.

The restated plan continues to be for the exclusive benefit of employees of the Employer. All persons covered under the plan on September 30, 2007, shall continue to be covered under the restated plan with no loss of benefits.

It is intended that the plan, as restated, shall qualify as a profit sharing plan under the Internal Revenue Code of 1986, including any later amendments to the Code.

This plan includes the statutory, regulatory, and guidance changes specified in the 2006 Cumulative List of Changes in Plan Qualification Requirements (2006 Cumulative List) contained in Internal Revenue Service Notice 2007-3 and the qualification requirements and guidance published before the issuance of such list. The provisions of this plan apply as of the effective date of the restatement unless otherwise specified.

ARTICLE I

FORMAT AND DEFINITIONS

SECTION 1.01--FORMAT.

Words and phrases defined in the DEFINITIONS SECTION of Article I shall have that defined meaning when used in this Plan, unless the context clearly indicates otherwise.

These words and phrases have an initial capital letter to aid in identifying them as defined terms.

SECTION 1.02--DEFINITIONS.

Account means, for a Participant, his share of the Plan Fund. Separate accounting records are kept for those parts of his Account that result from:

(a) Thrift Contributions

(b) Voluntary Contributions

(c) Matching Contributions

(d) Profit Sharing Contributions

(e) Rollover Contributions from Capitol Federal Savings Employee’s Pension Plan

A Participant's Account shall be reduced by any distribution of his Vested Account and by any Forfeitures. A Participant's Account shall participate in the earnings credited, expenses charged, and any appreciation or depreciation of the Investment Fund. His Account is subject to any gains, losses or expenses associated therewith.

Accounts and sub-accounts in addition to those specified above, may also be maintained if considered appropriate in the administration of the Plan.

ACP Test means the nondiscrimination test described in Code Section 401(m)(2) as provided for in subparagraph (d) of the EXCESS AMOUNTS SECTION of Article III.

Active Participant means an Eligible Employee who is actively participating in the Plan according to the provisions in the ACTIVE PARTICIPANT SECTION of Article II.

Adopting Employer means an employer which is a Controlled Group member and which has adopted this plan.

Affiliated Service Group means any group of corporations, partnerships or other organizations of which the Employer is a part and which is affiliated within the meaning of Code Section 414(m) and the regulations thereunder. Such a group includes at least two organizations one of which is either a service organization (that is, an organization the principal business of which is performing services), or an organization the principal business of which is performing management functions on a regular and continuing basis. Such service is of a type historically performed by employees. In the case of a management organization, the Affiliated Service Group shall include organizations related, within the meaning of Code Section 144(a)(3), to either the management organization or the organization for which it performs management functions. The term Controlled Group, as it is used in this Plan, shall include the term Affiliated Service Group.

Alternate Payee means any spouse, former spouse, child, or other dependent of a Participant who is recognized by a qualified domestic relations order as having a right to receive all, or a portion of, the benefits payable under the Plan with respect to such Participant.

Annual Compensation means, for a Plan Year, the Employee’s Compensation for the Compensation Year ending with or within the consecutive 12-month period ending on the last day of the Plan Year.

Annual Compensation shall only include Compensation received while an Active Participant.

For Plan Years beginning on or after July 1, 2007, Annual Compensation shall include amounts earned but not paid during the Compensation Year solely because of the timing of pay periods and pay dates, provided the amounts are paid during the first few weeks of the next Compensation Year, the amounts are included on a uniform and consistent basis with respect to all similarly situated Employees, and no Compensation is included in more than one Compensation Year.

Annuity Contract means the annuity contract or contracts into which the Trustee or the Primary Employer enters with the Insurer for guaranteed benefits, for the investment of Contributions in separate accounts, and for the payment of benefits under this Plan.

Beneficiary means the person or persons named by a Participant to receive any benefits under the Plan when the Participant dies. See the BENEFICIARY SECTION of Article X.

Benefit Commencement Date means, for a Participant, the first day of the first period for which an amount is payable.

Claimant means any person who makes a claim for benefits under this Plan. See the CLAIM PROCEDURES SECTION of Article IX.

Code means the Internal Revenue Code of 1986, as amended.

Compensation shall be as defined as follows:

(1)
Generally. Compensation shall mean the compensation paid to an Employee by the Employer for services rendered to the Employer during a Plan Year, after the date on which the Employee becomes a Participant, as defined in Code Section 3401(a) (for purposes of income tax withholding at the source) plus amounts that would be required to be included as wages but for an election under Codes Sections 125(a), 132 (f)(4), 402(e)(3), 402(h)(1)(B), 402(k) or 457(b) of the Code, plus all other payments of compensation to an employee by his employer (in the course of the employer’s trade or business) for which the employer is required to furnish the employee a written statement under Code Sections 6041(d), 6051(a)(3), and 6052. Notwithstanding the following, for purposes of this Section 1.1 (j)(1), the following items shall not constitute Compensation: reimbursements or other expense allowances, fringe benefits, moving expenses, deferred compensation welfare benefits, amounts paid by the Employer or accrued with respect to this Plan or any other qualified or non-qualified unfunded plan of deferred compensation or other employee welfare plan to which the Employer contributes, payments for group insurance, medical benefits, expense reimbursements, including moving expenses, bonuses, excess commissions as described in certain employment contracts, overtime pay, incentive pay, employee referral payments and income reportable on Form W-2 in connection with the Employer’s recognition and retention plan and stock option plans. Compensation must be determined without regard to any rules under Code Section 3401(a) that limit the remuneration included in wages based on the nature or location of the employment or the services performed (such as the exception for agricultural labor in Code Section 3401(a)(2).

(2)
Compensation for purposes of applying the limitations of Code Section 415. For purposes of applying the limitations of Code Section 415, the term “Compensation” shall mean wages within the meaning of Code Section 3401(a)(for purposes of income tax withholding at the source), plus amounts that would be included in wages but for an election under Code Section 125(a), 132(f)(4), 402(e)(3), 402(h)(1)(B), 402(k), or 457(b), plus all other payments of compensation to an employee by his employer (in the course of the employer’s trade or business) for which the employer is required to furnish the employee a written statement under Code Sections 6041(d), 6051(a)(3), and 6052. See §§1.6041-1(a), but excluding amounts paid or reimbursed by the Employer for moving expenses incurred by the Participant, but only to the extent that, at the time of the payment, it is reasonable to believe that these amounts are deductible by the Participant under Code Section 217. Any rules that limit the remuneration included in wages based on the nature or location of the employment or the services performed (such as the exception for agricultural labor in Code Section 3401(a)(2)) are disregarded for this purpose.

(3
General timing rule. In order to be taken into account for a Plan Year with respect to (1) above, or a Limitation Year with respect to (2) above, Compensation must be actually paid or made available to a Participant (or, if earlier, includible in the gross income of the Participant) within the Plan Year or Limitation Year, as the case may be. For this purpose, compensation is treated as paid on a date if it is actually paid on that date or it would have been paid on that date but for an election under Code Section 125, 132(f)(4), 401(k), 403(b), 408(k), 408(p)(2)(A)(i), or 457(b).

(4)
Special rules regarding severance compensation. For purposes of applying the definitions in (1) and (2) above, in order to be taken into account for a Plan Year or Limitation Year, Compensation must be paid or treated as paid to the Participant prior to the Participant’s severance from employment with the Employer maintaining the plan. For this purpose, severance from employment is determined in the same manner as under Treasury Regulation Section 1.401(k)-1(d)(2) except that, for purposes of determining the employer of an employee, the modification provided under Code Section 415(h) to the employer aggregation rules apply. This paragraph shall be interpreted in a manner consistent with the Regulations under Code Section 415.

(5)
Dollar Limitation. Notwithstanding anything herein to the contrary, the Annual Compensation of each Participant taken into account under the Plan for any purpose during any Plan Year shall not exceed $200,000. The $200,000 dollar amount shall be adjusted from time to time in accordance with Section 415(d) of the Code.

Compensation Year means the consecutive 12-month period ending on the last day of each Plan Year, including corresponding periods before October 1, 1969.

Contributions means

Thrift Contributions
Matching Contributions
Voluntary Contributions
Profit Sharing Contributions

as set out in Article III, unless the context clearly indicates only specific contributions are meant.

Controlled Group means any group of corporations, trades, or businesses of which the Employer is a part that is under common control. A Controlled Group includes any group of corporations, trades, or businesses, whether or not incorporated, which is either a parent-subsidiary group, a brother-sister group, or a combined group within the meaning of Code Section 414(b), Code Section 414(c) and the regulations thereunder and, for purposes of determining contribution limitations under the CONTRIBUTION LIMITATION SECTION of Article III, as modified by Code Section 415(h). The term Controlled Group, as it is used in this Plan, shall include the term Affiliated Service Group and any other employer required to be aggregated with the Employer under Code Section 414(o) and the regulations thereunder.

Direct Rollover means a payment by the Plan to the Eligible Retirement Plan specified by the Distributee.

Distributee means an Employee or former Employee. In addition, the Employee's (or former Employee's) surviving spouse and the Employee's (or former Employee's) spouse or former spouse who is the alternate payee under a qualified domestic relations order, as defined in Code Section 414(p), are Distributees with regard to the interest of the spouse or former spouse.

Eligibility Break in Service means an Eligibility Computation Period in which an Employee is credited with 500 or fewer Hours of Service. An Employee incurs an Eligibility Break in Service on the last day of an Eligibility Computation Period in which he has an Eligibility Break in Service.

Eligibility Computation Period means a consecutive 12-month period. The first Eligibility Computation Period begins on an Employee's Employment Commencement Date. Later Eligibility Computation Periods shall be consecutive 12-month periods ending on the last day of each Plan Year that begins after his Employment Commencement Date.

To determine an Eligibility Computation Period after an Eligibility Break in Service, the Plan shall use the consecutive 12-month period beginning on an Employee's Reemployment Commencement Date as if his Reemployment Commencement Date were his Employment Commencement Date.

Eligibility Service means one year of service for each Eligibility Computation Period that has ended and in which an Employee is credited with at least 1,000 Hours of Service.

However, Eligibility Service is modified as follows:

Service with a Predecessor Employer that did not maintain this Plan included:

An Employee's service with a Predecessor Employer that did not maintain this Plan shall be included as service with the Employer. An Employee's service with such Predecessor Employer shall be counted only if service continued with the Employer without interruption. This service includes service performed while a proprietor or partner.

Period of Military Duty included:

A Period of Military Duty shall be included as service with the Employer to the extent it has not already been credited. For purposes of crediting Hours of Service during the Period of Military Duty, an Hour of Service shall be credited (without regard to the 501 Hour of Service limitation) for each hour an Employee would normally have been scheduled to work for the Employer during such period.

Controlled Group service included:

An Employee's service with a member firm of a Controlled Group while both that firm and the Employer were members of the Controlled Group shall be included as service with the Employer.

Eligible Employee means an Employee who has met all of the eligibility requirements of the Plan and who is currently included in the Plan as provided in Article II hereof; provided, however, that the term “Participant” shall not include (1) Leased Employees, (2) any individual who is employed by a Related Employer that has not adopted the Plan in accordance with Section 1.1(u) hereof, (3) any Employee who is regularly employed outside the Employer’s own offices in connection with the operation and maintenance of buildings or other properties acquired through foreclosure or deed, (4) any Employee who is a non-resident alien individual and who has no earned income from sources within the United States, or (5) any Employee who is included in a unit of Employees covered by a collective-bargaining agreement with the Employer or a Related Employer that does not expressly provide for participation of such Employees in the Plan, where there has been good-faith bargaining between the Employer or a Related Employer and Employees’ representatives on the subject of retirement benefits. To the extent required by the Code or the Act, or appropriate based on the context, references herein to Participant shall include Former Participant.

Eligible Retirement Plan means an eligible plan under Code Section 457(b) which is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state and which agrees to separately account for amounts transferred into such plan from this Plan, an individual retirement account described in Code Section 408(a), an individual retirement annuity described in Code Section 408(b), an annuity plan described in Code Section 403(a), an annuity contract described in Code Section 403(b), or a qualified plan described in Code Section 401(a), that accepts the Distributee's Eligible Rollover Distribution. The definition of Eligible Retirement Plan shall also apply in the case of a distribution to a surviving spouse, or to a spouse or former spouse who is the Alternate Payee under a qualified domestic relations order, as defined in Code Section 414(p).

If any portion of an Eligible Rollover Distribution is attributable to payments or distributions from a designated Roth account, an Eligible Retirement Plan with respect to such portion shall include only another designated Roth account of the individual from whose Account the payments or distributions were made under an annuity plan described in Code Section 403(a) or a qualified plan described in Code Section 401(a), or a Roth IRA described in Code Section 408A of such individual.

Eligible Rollover Distribution means any distribution of all or any portion of the balance to the credit of the Distributee, except that an Eligible Rollover Distribution does not include: (i) any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the Distributee or the joint lives (or joint life expectancies) of the Distributee and the Distributee's designated Beneficiary, or for a specified period of ten years or more; (ii) any distribution to the extent such distribution is required under Code Section 401(a)(9); (iii) any hardship distribution; (iv) the portion of any other distribution(s) that is not includible in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities); and (v) any other distribution(s) that is reasonably expected to total less than $200 during a year.

A portion of a distribution shall not fail to be an Eligible Rollover Distribution merely because the portion consists of after-tax employee contributions that are not includible in gross income. However, such portion may be transferred only to an individual retirement account or individual retirement annuity described in Code Section 408(a) or (b), or to a qualified defined contribution plan described in Code Section 401(a) or 403(a) that agrees to separately account for amounts so transferred, including separately accounting for the portion of such distribution which is includible in gross income and the portion of such distribution which is not so includible.

A portion of a distribution shall not fail to be an Eligible Rollover Distribution merely because the portion consists of the portion of a designated Roth account that is not includible in a Participant’s gross income. However, such portion may be transferred only to a Roth IRA described in Code Section 408A or to a designated Roth account under a qualified defined contribution plan described in Code Section 401(a) or 403(a) that agrees to separately account for amounts so transferred, including separately accounting for the portion of such distribution which is includible in gross income and the portion of such distribution which is not so includible.

If the distribution includes any portion of a designated Roth account, in determining if (v) above applies: (i) any portion of the distribution from the designated Roth account shall not be treated as an Eligible Rollover Distribution if it is reasonably expected to total less than $200 during a year and (ii) the balance of the distribution, if any, shall not be treated as an Eligible Rollover Distribution if it is reasonably expected to total less than $200 during a year. However, all Eligible Rollover Distributions are combined in determining a mandatory distribution of an Eligible Rollover Distribution greater than $1,000 in the DIRECT ROLLOVERS SECTION of Article X.

Employee means an individual who is employed by the Employer or any other employer required to be aggregated with the Employer under Code Sections 414(b), (c), (m), or (o). A Controlled Group member is required to be aggregated with the Employer.

The term Employee shall include any Self-employed Individual treated as an employee of any employer described in the preceding paragraph as provided in Code Section 401(c)(1). The term Employee shall also include any Leased Employee deemed to be an employee of any employer described in the preceding paragraph as provided in Code Section 414(n) or (o).

Employer means, except for purposes of the CONTRIBUTION LIMITATION SECTION of Article III, the Primary Employer. This will also include any successor corporation or firm of the Employer which shall, by written agreement, assume the obligations of this Plan or any Predecessor Employer that maintained this Plan.

Employer Contributions means

Matching Contributions
Profit Sharing Contributions

as set out in Article III and contributions made by the Employer to fund this Plan in accordance with the provisions of the MODIFICATION OF CONTRIBUTIONS SECTION of Article XI, unless the context clearly indicates only specific contributions are meant.

Employment Commencement Date means the date an Employee first performs an Hour of Service.

Entry Date means the date an Employee first enters the Plan as an Active Participant. See the ACTIVE PARTICIPANT SECTION of Article II.

ERISA means the Employee Retirement Income Security Act of 1974, as amended.

Fiscal Year means the Primary Employer's taxable year. The last day of the Fiscal Year is September 30.

Forfeiture means the part, if any, of a Participant's Account that is forfeited. See the FORFEITURES SECTION of Article III.

Forfeiture Date means, as to a Participant, the date the Participant ceases employment with the Employer or any Controlled Group member.

Highly Compensated Employee means any Employee who:

(a) was a 5-percent owner at any time during the year or the preceding year, or

(b) for the preceding year had compensation from the Employer in excess of $80,000 and, if the Employer so elects, was in the top-paid group for the preceding year. The $80,000 amount is adjusted at the same time and in the same manner as under Code Section 415(d), except that the base period is the calendar quarter ending September 30, 1996.

For this purpose the applicable year of the plan for which a determination is being made is called a determination year and the preceding 12-month period is called a look-back year. If the Employer makes a calendar year data election, the look-back year shall be the calendar year beginning with or within the look-back year. The Plan may not use such election to determine whether Employees are Highly Compensated Employees on account of being a 5-percent owner.

In determining who is a Highly Compensated Employee, the Employer makes a top-paid group election. The effect of this election is that an Employee (who is not a 5-percent owner at any time during the determination year or the look-back year) with compensation in excess of $80,000 (as adjusted) for the look-back year is a Highly Compensated Employee only if the Employee was in the top-paid group for the look-back year. In determining who is a Highly Compensated Employee, the Employer does not make a calendar year data election.

Calendar year data elections and top-paid group elections, once made, apply for all subsequent years unless changed by the Employer. If the Employer makes one election, the Employer is not required to make the other. If both elections are made, the look-back year in determining the top-paid group must be the calendar year beginning with or within the look-back year. These elections must apply consistently to the determination years of all plans maintained by the Employer which reference the highly compensated employee definition in Code Section 414(q), except as provided in Internal Revenue Service Notice 97-45 (or superseding guidance).

The determination of who is a highly compensated former Employee is based on the rules applicable to determining Highly Compensated Employee status as in effect for that determination year, in accordance with section 1.414(q)-1T, A-4 of the temporary Income Tax Regulations and Internal Revenue Service Notice 97-45.

The determination of who is a Highly Compensated Employee, including the determinations of the number and identity of Employees in the top-paid group, the compensation that is considered, and the identity of the 5-percent owners, shall be made in accordance with Code Section 414(q) and the regulations thereunder.

Hour of Service means, for the elapsed time method of crediting service in this Plan, each hour for which an Employee is paid, or entitled to payment, for performing duties for the Employer. Hour of Service means, for the hours method of crediting service in this Plan, the following:

(a) Each hour for which an Employee is paid, or entitled to payment, for performing duties for the Employer during the applicable computation period.

(b) Each hour for which an Employee is paid, or entitled to payment, by the Employer on account of a period of time in which no duties are performed (irrespective of whether the employment relationship has terminated) due to vacation, holiday, illness, incapacity (including disability), layoff, jury duty, military duty or leave of absence. Notwithstanding the preceding provisions of this subparagraph (b), no credit will be given to the Employee:

(1) for more than 501 Hours of Service under this subparagraph (b) on account of any single continuous period in which the Employee performs no duties (whether or not such period occurs in a single computation period); or

(2) for an Hour of Service for which the Employee is directly or indirectly paid, or entitled to payment, on account of a period in which no duties are performed if such payment is made or due under a plan maintained solely for the purpose of complying with applicable worker's or workmen's compensation, or unemployment compensation, or disability insurance laws; or

(3) for an Hour of Service for a payment which solely reimburses the Employee for medical or medically related expenses incurred by him.

For purposes of this subparagraph (b), a payment shall be deemed to be made by, or due from the Employer, regardless of whether such payment is made by, or due from the Employer, directly or indirectly through, among others, a trust fund or insurer, to which the Employer contributes or pays premiums and regardless of whether contributions made or due to the trust fund, insurer or other entity are for the benefit of particular employees or are on behalf of a group of employees in the aggregate.

(c) Each hour for which back pay, irrespective of mitigation of damages, is either awarded or agreed to by the Employer. The same Hours of Service shall not be credited both under subparagraph (a) or subparagraph (b) above (as the case may be) and under this subparagraph (c). Crediting of Hours of Service for back pay awarded or agreed to with respect to periods described in subparagraph (b) above will be subject to the limitations set forth in that subparagraph.

The crediting of Hours of Service above shall be applied under the rules of paragraphs (b) and (c) of the Department of Labor Regulation 2530.200b-2 (including any interpretations or opinions implementing such rules); which rules, by this reference, are specifically incorporated in full within this Plan. The reference to paragraph (b) applies to the special rule for determining hours of service for reasons other than the performance of duties such as payments calculated (or not calculated) on the basis of units of time and the rule against double credit. The reference to paragraph (c) applies to the crediting of hours of service to computation periods.

Actual hours shall be tracked for purposes of crediting Hours-of-Service. In the event actual hours are not tracked, an Employee will be credited with 45 hours for each portion of a week worked.

Hours of Service shall be credited for employment with any other employer required to be aggregated with the Employer under Code Sections 414(b), (c), (m), or (o) and the regulations thereunder for purposes of eligibility and vesting. Hours of Service shall also be credited for any individual who is considered an employee for purposes of this Plan pursuant to Code Section 414(n) or (o) and the regulations thereunder.

Solely for purposes of determining whether a one-year break in service has occurred for eligibility or vesting purposes, during a Parental Absence an Employee shall be credited with the Hours of Service which would otherwise have been credited to the Employee but for such absence, or in any case in which such hours cannot be determined, eight Hours of Service per day of such absence. The Hours of Service credited under this paragraph shall be credited in the computation period in which the absence begins if the crediting is necessary to prevent a break in service in that period; or in all other cases, in the following computation period.

Inactive Participant means a former Active Participant who has an Account. See the INACTIVE PARTICIPANT SECTION of Article II.

Insurer means Principal Life Insurance Company or the insurance company or companies named by (i) the Primary Employer or (ii) the Trustee in its discretion or as directed under the Trust Agreement.

Investment Fund means the total of Plan assets, excluding the guaranteed benefit policy portion of any Annuity Contract. All or a portion of these assets may be held under, or invested pursuant to, the terms of a Trust Agreement.

The Investment Fund shall be valued at current fair market value as of the Valuation Date. The valuation shall take into consideration investment earnings credited, expenses charged, payments made, and changes in the values of the assets held in the Investment Fund.

The Investment Fund shall be allocated at all times to Participants, except as otherwise expressly provided in the Plan. The Account of a Participant shall be credited with its share of the gains and losses of the Investment Fund. That part of a Participant’s Account invested in a funding arrangement that establishes one or more accounts or investment vehicles for such Participant thereunder shall be credited with the gain or loss from such accounts or investment vehicles. The part of a Participant’s Account that is invested in other funding arrangements shall be credited with a proportionate share of the gain or loss of such investments. The share shall be determined by multiplying the gain or loss of the investment by the ratio of the part of the Participant’s Account invested in such funding arrangement to the total of the Investment Fund invested in such funding arrangement.

Investment Manager means any fiduciary (other than a trustee or Named Fiduciary)

(a) who has the power to manage, acquire, or dispose of any assets of the Plan;

(b) who (i) is registered as an investment adviser under the Investment Advisers Act of 1940; (ii) is not registered as an investment adviser under such Act by reason of paragraph (1) of section 203A(a) of such Act, is registered as an investment adviser under the laws of the state (referred to in such paragraph (1)) in which it maintains its principal office and place of business, and, at the time it last filed the registration form most recently filed by it with such state in order to maintain its registration under the laws of such state, also filed a copy of such form with the Secretary of Labor; (iii) is a bank, as defined in that Act; or (iv) is an insurance company qualified to perform services described in subparagraph (a) above under the laws of more than one state; and

(c) who has acknowledged in writing being a fiduciary with respect to the Plan.

Late Retirement Date means the first day of any month that is after a Participant's Normal Retirement Date and on which retirement benefits begin. If a Participant continues to work for the Employer after his Normal Retirement Date, his Late Retirement Date shall be the earliest first day of the month on or after the date he has a Severance from Employment. An earlier Retirement Date may apply if the Participant so elects. A later Retirement Date may apply if the Participant so elects. See the WHEN BENEFITS START SECTION of Article V.

Leased Employee means any person (other than an employee of the recipient) who, pursuant to an agreement between the recipient and any other person ("leasing organization"), has performed services for the recipient (or for the recipient and related persons determined in accordance with Code Section 414(n)(6)) on a substantially full time basis for a period of at least one year, and such services are performed under primary direction or control by the recipient. Contributions or benefits provided by the leasing organization to a Leased Employee, which are attributable to service performed for the recipient employer, shall be treated as provided by the recipient employer.

A Leased Employee shall not be considered an employee of the recipient if:

(a) such employee is covered by a money purchase pension plan providing (i) a nonintegrated employer contribution rate of at least 10 percent of compensation, as defined in Code Section 415(c)(3), (ii) immediate participation, and (iii) full and immediate vesting, and

(b) Leased Employees do not constitute more than 20 percent of the recipient's nonhighly compensated work force.

Loan Administrator means the person(s) or position(s) authorized to administer the Participant loan program.

The Loan Administrator is the Director of Human Resources.

Matching Contributions means contributions made by the Employer to fund this Plan that are contingent on a Participant’s Thrift Contributions. See the EMPLOYER CONTRIBUTIONS SECTION of Article III.

Monthly Date means each Yearly Date and the same day of each following month during the Plan Year beginning on such Yearly Date.

Named Fiduciary means the person or persons who have authority to control and manage the operation and administration of the Plan.

The Named Fiduciaries are the Employer, the Trustee and the Investment Manager.

Nonhighly Compensated Employee means an Employee of the Employer who is not a Highly Compensated Employee.

Normal Retirement Age means the age at which the Participant's normal retirement benefit becomes nonforfeitable if he is an Employee. A Participant's Normal Retirement Age is 65.

Normal Retirement Date means the earliest first day of the month on or after the date the Participant reaches his Normal Retirement Age. Unless otherwise provided in this Plan, a Participant's retirement benefits shall begin on a Participant's Normal Retirement Date if he has had a Severance from Employment on such date and has a Vested Account.

Parental Absence means an Employee's absence from work:

(a) by reason of pregnancy of the Employee,

(b) by reason of birth of a child of the Employee,

(c) by reason of the placement of a child with the Employee in connection with adoption of such child by such Employee, or

(d) for purposes of caring for such child for a period beginning immediately following such birth or placement.

Participant means an Employee who has met all of the eligibility requirements of the Plan and is currently included in the Plan as provided in Article II hereof.

Participant Contributions means Thrift and Voluntary Contributions as set out in Article III.

Period of Military Duty means, for an Employee

(a) who served as a member of the armed forces of the United States, and

(b) who was reemployed by the Employer at a time when the Employee had a right to reemployment in accordance with seniority rights as protected under Chapter 43 of Title 38 of the U.S. Code,

the period of time from the date the Employee was first absent from active work for the Employer because of such military duty to the date the Employee was reemployed.

Period of Service means a period of time beginning on an Employee's Employment Commencement Date or Reemployment Commencement Date (whichever applies) and ending on his Severance Date.

Period of Severance means a period of time beginning on an Employee's Severance Date and ending on the date he again performs an Hour of Service.

A one-year Period of Severance means a Period of Severance of 12 consecutive months.

Solely for purposes of determining whether a one-year Period of Severance has occurred for eligibility or vesting purposes, the consecutive 12-month period beginning on the first anniversary of the first date of a Parental Absence shall not be a one-year Period of Severance.

Plan means the thrift and profit sharing plan of the Employer set forth in this document, including any later amendments to it.

Plan Administrator means the person or persons who administer the Plan.

The Plan Administrator is the Employer.

Plan Fund means the total of the Investment Fund and the guaranteed benefit policy portion of any Annuity Contract. The Investment Fund shall be valued as stated in its definition. The guaranteed benefit policy portion of any Annuity Contract shall be determined in accordance with the terms of the Annuity Contract and, to the extent that such Annuity Contract allocates contract values to Participants, allocated to Participants in accordance with its terms. The total value of all amounts held under the Plan Fund shall equal the value of the aggregate Participants’ Accounts under the Plan.

Plan Year means a period beginning on October 1 and ending on September 30.

Predecessor Employer means a firm of which the Employer was once a part (e.g., due to a spinoff or change of corporate status) or a firm absorbed by the Employer because of a merger or acquisition (stock or asset, including a division or an operation of such company) that maintained this Plan or that maintained another qualified pension or profit sharing plan or is named below:

Capitol Federal Savings & Loan Association
Primary Employer means Capitol Federal Financial.

Profit Sharing Contributions means discretionary contributions made by the Employer or a Controlled Group Member in cash to the Plan. See the EMPLOYER CONTRIBUTIONS SECTION of Article III.

Reemployment Commencement Date means the date an Employee first performs an Hour of Service following an Eligibility Break in Service.

Reentry Date means the date a former Active Participant reenters the Plan. See the ACTIVE PARTICIPANT SECTION of Article II.

Retirement Date means the date a retirement benefit will begin and is a Participant's Normal or Late Retirement Date, as the case may be.
Semi-yearly Date means each October 1 and April 1 that is within the same Plan Year.

Severance Date means the earlier of:

(a) the date on which an Employee quits, retires, dies, or is discharged, or

(b) the first anniversary of the date an Employee begins a one-year absence from service (with or without pay). This absence may be the result of any combination of vacation, holiday, sickness, disability, leave of absence, or layoff.

Solely to determine whether a one-year Period of Severance has occurred for eligibility or vesting purposes for an Employee who is absent from service beyond the first anniversary of the first day of a Parental Absence, Severance Date is the second anniversary of the first day of the Parental Absence. The period between the first and second anniversaries of the first day of the Parental Absence is not a Period of Service and is not a Period of Severance.

Severance from Employment means, except for purposes of the CONTRIBUTION LIMITATION SECTION of Article III, an Employee has ceased to be an Employee. The Plan Administrator shall determine if a Severance from Employment has occurred in accordance with section 1.401(k)-1(d)(2) of the regulations.

Thrift Contributions means contributions by a Participant that are not required as a condition of employment, of participation, but are required for obtaining additional benefits from the Employer Matching Contributions. See the THRIFT CONTRIBUTIONS BY PARTICIPANTS SECTION of Article III.

Trust Agreement means an agreement or agreements of trust between the Primary Employer and Trustee established for the purpose of holding and distributing the Trust Fund under the provisions of the Plan. The Trust Agreement may provide for the investment of all or any portion of the Trust Fund in the Annuity Contract or any other investment arrangement.

Trust Fund means the total funds held under an applicable Trust Agreement. The term Trust Fund when used within a Trust Agreement shall mean only the funds held under that Trust Agreement.

Trustee means the party or parties named in the applicable Trust Agreement.

Valuation Date means the date on which the value of the assets of the Investment Fund is determined. The value of each Account that is maintained under this Plan shall be determined on the Valuation Date. In each Plan Year, the Valuation Date shall be the last day of the Plan Year. At the discretion of the Plan Administrator, Trustee, or Insurer (whichever applies) and in a nondiscriminatory manner, assets of the Investment Fund may be valued more frequently. These dates shall also be Valuation Dates.

Vested Account means the vested part of a Participant's Account. The Participant's Vested Account is equal to his Account.

Voluntary Contributions means contributions by a Participant that are 100% vested when made to the Plan and are not required as a condition of employment or participation, or for obtaining additional benefits from the Employer Contributions. See the VOLUNTARY CONTRIBUTIONS BY PARTICIPANTS SECTION of Article III.

Yearly Date means October 1, 1969, and the same day of each following year.

Years of Service means an Employee’s Period of Service. Years of Service shall be measured from his Employment Commencement Date to his most recent Severance Date. Years of Service shall be reduced by any Period of Severance that occurred prior to his most recent Severance Date, unless such Period of Severance is included under the service spanning rule below. This period of Years of Service shall be expressed as years and fractional parts of a year (to four decimal places) on the basis that 365 days equal one year.

However, Years of Service is modified as follows:

Period of Military Duty included:

A Period of Military Duty shall be included as service with the Employer to the extent it has not already been credited.

Period of Severance included (service spanning rule):

A Period of Severance shall be deemed to be a Period of Service under either of the following conditions:

(a) the Period of Severance immediately follows a period during which an Employee is not absent from work and ends within 12 months; or

(b) the Period of Severance immediately follows a period during which an Employee is absent from work for any reason other than quitting, being discharged, or retiring (such as a leave of absence or layoff) and ends within 12 months of the date he was first absent.

Controlled Group service included:

An Employee's service with a member firm of a Controlled Group while both that firm and the Employer were members of the Controlled Group shall be included as service with the Employer.

ARTICLE II

PARTICIPATION

SECTION 2.01--ACTIVE PARTICIPANT.

(a) An Employee shall first become an Active Participant (begin active participation in the Plan) on the earliest Semi-yearly Date on which he is an Eligible Employee and has met both of the eligibility requirements set forth below. This date is his Entry Date.

(1)	He has completed one year of Eligibility Service before his Entry Date.

(2) He is age 21 or older.

Each Employee who was an Active Participant on September 30, 2007, shall continue to be an Active Participant if he is still an Eligible Employee on October 1, 2007, and his Entry Date shall not change.

If service with a Predecessor Employer is counted for purposes of Eligibility Service, an Employee shall be credited with such service on the date he becomes an Employee and shall become an Active Participant on the earliest Semi-yearly Date on which he is an Eligible Employee and has met all of the eligibility requirements above. This date is his Entry Date.

If a person has been an Eligible Employee who has met all of the eligibility requirements above, but is not an Eligible Employee on the date that would have been his Entry Date, he shall become an Active Participant on the date he again becomes an Eligible Employee. This date is his Entry Date.

In the event an Employee who is not an Eligible Employee becomes an Eligible Employee, such Eligible Employee shall become an Active Participant immediately if such Eligible Employee has satisfied the eligibility requirements above and would have otherwise previously become an Active Participant had he met the definition of Eligible Employee. This date is his Entry Date.

(b) An Inactive Participant shall again become an Active Participant (resume active participation in the Plan) on the date he again performs an Hour of Service as an Eligible Employee. This date is his Reentry Date.

Upon again becoming an Active Participant, he shall cease to be an Inactive Participant.

(c) A former Participant shall again become an Active Participant (resume active participation in the Plan) on the date he again performs an Hour of Service as an Eligible Employee. This date is his Reentry Date.

There shall be no duplication of benefits for a Participant under this Plan because of more than one period as an Active Participant.

SECTION 2.02--INACTIVE PARTICIPANT.

An Active Participant shall become an Inactive Participant (stop accruing benefits under the Plan) on the earlier of the following:

(a) the date the Participant ceases to be an Eligible Employee, or

(b) the effective date of complete termination of the Plan under Article VIII.

An Employee or former Employee who was an Inactive Participant under the Plan on September 30, 2007, shall continue to be an Inactive Participant on October 1, 2007. Eligibility for any benefits payable to the Participant or on his behalf and the amount of the benefits shall be determined according to the provisions of the prior document, unless otherwise stated in this document.

SECTION 2.03--CESSATION OF PARTICIPATION.

A Participant shall cease to be a Participant on the date he is no longer an Eligible Employee and his Account is zero.

ARTICLE III

CONTRIBUTIONS

SECTION 3.01--EMPLOYER CONTRIBUTIONS.

Employer Contributions shall be made without regard to current or accumulated net income, earnings, or profits of the Employer. Notwithstanding the foregoing, the Plan shall continue to be designed to qualify as a profit sharing plan for purposes of Code Sections 401(a), 402, 412, and 417. Such Contributions shall be equal to the Employer Contributions as described below:

(a) The Employer may make discretionary Matching Contributions. The percentage of Thrift Contributions matched shall be a percentage as determined by the Employer.

Matching Contributions are calculated based on Thrift Contributions and Compensation for the Plan Year. Matching Contributions are made for all persons who meet the allocation requirements of the ALLOCATION SECTION of this article.

Any percentage determined by the Employer shall apply to all eligible persons for the portion of the Plan Year that they are eligible.

Matching Contributions are 100% vested when made.

(b) Profit Sharing Contributions may be made for each Plan Year in an amount determined by the Employer.

Profit Sharing Contributions are 100% vested when made.

Employer Contributions are allocated according to the provisions of the ALLOCATION SECTION of this article.

A portion of the Plan assets resulting from Employer Contributions (but not more than the original amount of those Contributions) may be returned if the Employer Contributions are made because of a mistake of fact or are more than the amount deductible under Code Section 404 (excluding any amount which is not deductible because the Plan is disqualified). The amount involved must be returned to the Employer within one year after the date the Employer Contributions are made by mistake of fact or the date the deduction is disallowed, whichever applies. Except as provided under this paragraph and Article VIII, the assets of the Plan shall never be used for the benefit of the Employer and are held for the exclusive purpose of providing benefits to Participants and their Beneficiaries and for defraying reasonable expenses of administering the Plan.

SECTION 3.01A--THRIFT CONTRIBUTIONS BY PARTICIPANTS.

An Active Participant may make Thrift Contributions in accordance with nondiscriminatory procedures set up by the Plan Administrator. Thrift Contributions must equal or exceed at least 50% of the Matching Contribution as determined by the Employer in (a) above.

A Participant's participation in the Plan is not affected by stopping or changing Thrift Contributions. An Active Participant's request to start, change or stop his Thrift Contributions must be made in such manner and in accordance with such rules as the Employer may prescribe (including by means of voice response or other electronic system under circumstances the Employer permits).

Thrift Contributions shall be credited to the Participant’s Account as of the end of the Plan Year for which the Thrift Contribution is made as that is the time it may be determined that the Participant is eligible to make Thrift Contributions to the Plan in accordance with Section 3.03. Until that time, the amounts set aside for the purpose of ultimately being contributed to the Plan (pending satisfaction of the allocation conditions) shall be treated as an asset of the Participant and not the Plan, and available for use by the Participant in accordance with procedures set forth by the Employer. Such assets shall not be treated as assets of the Plan until such time as the allocation conditions are satisfied), at which time the withheld amounts shall be contributed to the Plan as soon as reasonably practicable, subject to the requirements of ERISA and the applicable regulations thereunder.

The part of the Participant's Account resulting from Thrift Contributions is 100% vested and nonforfeitable at all times.

SECTION 3.01B--VOLUNTARY CONTRIBUTIONS BY PARTICIPANTS.

An Active Participant may make Voluntary Contributions in accordance with nondiscriminatory procedures set up by the Plan Administrator.

A Participant's participation in the Plan is not affected by stopping or changing Voluntary Contributions. An Active Participant's request to start, change or stop his Voluntary Contributions must be made in such manner and in accordance with such rules as the Employer may prescribe (including by means of voice response or other electronic system under circumstances the Employer permits).

Voluntary Contributions shall be credited to the Participant’s Account as of the end of the Plan Year for which the Voluntary Contribution is made as that is the time it may be determined that the Participant is eligible to make Voluntary Contributions to the Plan in accordance with Section 3.03. Until that time, the amounts set aside for the purpose of ultimately being contributed to the Plan (pending satisfaction of the allocation conditions) shall be treated as an asset of the Participant and not the Plan, and available for use by the Participant in accordance with procedures set forth by the Employer. Such assets shall not be treated as assets of the Plan until such time as the allocation conditions are satisfied), at which time the withheld amounts shall be contributed to the Plan as soon as reasonably practicable, subject to the requirements of ERISA and the applicable regulations thereunder.

The part of the Participant's Account resulting from Voluntary Contributions is 100% vested and nonforfeitable at all times.

SECTION 3.02--FORFEITURES.

A Forfeiture shall also occur as provided in the EXCESS AMOUNTS SECTION of this article.

Forfeitures shall be determined at least once during each Plan Year. Forfeitures of Matching Contributions that relate to excess amounts as provided in the EXCESS AMOUNTS SECTION of this article, that have not been used to pay administrative expenses, shall be applied to reduce the earliest Employer Contributions made after the Forfeitures are determined.

SECTION 3.03--ALLOCATION.

A person meets the allocation requirements of this section if he is an Active Participant on the last day of the Plan Year and has at least 1,000 Hours of Service during the latest Accrual Computation Period ending on or before that date. If a Participant is on an approved leave of absence on the last day of the Plan Year, such Participant shall be considered an Active Participant on the last day of the Plan Year.

Thrift and Voluntary Contributions shall be allocated to the Participants who meet the allocation requirements for this section and for whom such Contributions are made under the THRIFT AND VOLUNTARY CONTRIBUTIONS BY PARTICIPANTS SECTION of this article. Such Contributions shall be allocated when made and credited to the Participant’s Account no later than required by ERISA or the Department of Labor regulations thereunder.

Matching Contributions, if any, shall be allocated to the persons who meet the allocation requirements of this section and for whom such Contributions are made under the EMPLOYER CONTRIBUTIONS SECTION of this article. Such Contributions shall be based on the Thrift Contributions and Compensation, while an Active Participant, for the Plan Year and shall be allocated as of the last day of the Plan Year and credited to the person’s Account attributable to Matching Contributions.

Profit Sharing Contributions for the Plan Year (if any) shall be allocated as of the last day of the Plan Year to each person who meets the allocation requirements of this section using Annual Compensation for the Plan Year. The amount allocated to such person shall be equal to the Profit Sharing Contributions multiplied by the ratio of such person’s Annual Compensation to the total Annual Compensation of all such persons. The amount shall be credited to the person’s Account attributable to Profit Sharing Contributions.

SECTION 3.04--CONTRIBUTION LIMITATION.

Contributions to the Plan shall be limited in accordance with Code Section 415 and the regulations thereunder. The limitations of this section shall apply to Limitation Years beginning on or after July 1, 2007, except as otherwise provided herein.

(a) Definitions. For the purpose of determining the contribution limitation set forth in this section, the following terms are defined.

Annual Additions means the sum of the following amounts credited to a Participant’s account for the Limitation Year:

(1) employer contributions;

(2) employee contributions (including Thrift Contributions and Voluntary Contributions); and

(3) forfeitures.

Annual Additions to a defined contribution plan, as defined in section 1.415(c)-1(a)(2)(i) of the regulations, shall also include the following:

(4) mandatory employee contributions, as defined in Code Section 411(c)(2)(C) and section 1.411(c)-1(c)(4) of the regulations, to a defined benefit plan;

(5) contributions allocated to any individual medical benefit account, as defined in Code Section 415(l)(2), which is part of a pension or annuity plan maintained by the Employer;

(6) amounts attributable to post-retirement medical benefits, allocated to the separate account of a key employee, as defined in Code Section 419A(d)(3), under a welfare benefit fund, as defined in Code Section 419(e), maintained by the Employer; and

(7) annual additions under an annuity contract described in Code Section 403(b).

Compensation shall be as defined as follows:

(1)
Generally. Compensation shall mean the compensation paid to an Employee by the Employer for services rendered to the Employer during a Plan Year, after the date on which the Employee becomes a Participant, as defined in Code Section 3401(a) (for purposes of income tax withholding at the source) plus amounts that would be required to be included as wages but for an election under Codes Sections 125(a), 132 (f)(4), 402(e)(3), 402(h)(1)(B), 402(k) or 457(b) of the Code, plus all other payments of compensation to an employee by his employer (in the course of the employer’s trade or business) for which the employer is required to furnish the employee a written statement under Code Sections 6041(d), 6051(a)(3), and 6052. Notwithstanding the following, for purposes of this Section 1.1 (j)(1), the following items shall not constitute Compensation: reimbursements or other expense allowances, fringe benefits, moving expenses, deferred compensation welfare benefits, amounts paid by the Employer or accrued with respect to this Plan or any other qualified or non-qualified unfunded plan of deferred compensation or other employee welfare plan to which the Employer contributes, payments for group insurance, medical benefits, expense reimbursements, including moving expenses, bonuses, excess commissions as described in certain employment contracts, overtime pay, incentive pay, employee referral payments and income reportable on Form W-2 in connection with the Employer’s recognition and retention plan and stock option plans. Compensation must be determined without regard to any rules under Code Section 3401(a) that limit the remuneration included in wages based on the nature or location of the employment or the services performed (such as the exception for agricultural labor in Code Section 3401(a)(2).

(2)
Compensation for purposes of applying the limitations of Code Section 415. For purposes of applying the limitations of Code Section 415, the term “Compensation” shall mean wages within the meaning of Code Section 3401(a)(for purposes of income tax withholding at the source), plus amounts that would be included in wages but for an election under Code Section 125(a), 132(f)(4), 402(e)(3), 402(h)(1)(B), 402(k), or 457(b), plus all other payments of compensation to an employee by his employer (in the course of the employer’s trade or business) for which the employer is required to furnish the employee a written statement under Code Sections 6041(d), 6051(a)(3), and 6052. See §§1.6041-1(a), but excluding amounts paid or reimbursed by the Employer for moving expenses incurred by the Participant, but only to the extent that, at the time of the payment, it is reasonable to believe that these amounts are deductible by the Participant under Code Section 217. Any rules that limit the remuneration included in wages based on the nature or location of the employment or the services performed (such as the exception for agricultural labor in Code Section 3401(a)(2)) are disregarded for this purpose.

(3)
General timing rule. In order to be taken into account for a Plan Year with respect to (1) above, or a Limitation Year with respect to (2) above, Compensation must be actually paid or made available to a Participant (or, if earlier, includible in the gross income of the Participant) within the Plan Year or Limitation Year, as the case may be. For this purpose, compensation is treated as paid on a date if it is actually paid on that date or it would have been paid on that date but for an election under Code Section 125, 132(f)(4), 401(k), 403(b), 408(k), 408(p)(2)(A)(i), or 457(b).

(4)
Special rules regarding severance compensation. For purposes of applying the definitions in (1) and (2) above, in order to be taken into account for a Plan Year or Limitation Year, Compensation must be paid or treated as paid to the Participant prior to the Participant’s severance from employment with the Employer maintaining the plan. For this purpose, severance from employment is determined in the same manner as under Treasury Regulation Section 1.401(k)-1(d)(2) except that, for purposes of determining the employer of an employee, the modification provided under

Code Section 415(h) to the employer aggregation rules apply. This paragraph shall be interpreted in a manner consistent with the Regulations under Code Section 415.

(5)
Dollar Limitation. Notwithstanding anything herein to the contrary, the Annual Compensation of each Participant taken into account under the Plan for any purpose during any Plan Year shall not exceed $200,000. The $200,000 dollar amount shall be adjusted from time to time in accordance with Section 415(d) of the Code.

Defined Contribution Dollar Limitation means, effective for Limitation Years beginning after December 31, 2001, $40,000, automatically adjusted under Code Section 415(d), effective January 1 of each year, as published in the Internal Revenue Bulletin. The new limitation shall apply to Limitation Years ending with or within the calendar year of the date of the adjustment, but a Participant’s Annual Additions for a Limitation Year cannot exceed the currently applicable dollar limitation (as in effect before the January 1 adjustment) prior to January 1. However, after a January 1 adjustment is made, Annual Additions for the entire Limitation Year are permitted to reflect the dollar limitation as adjusted on January 1.

Employer means the employer that adopts this Plan, and all members of a controlled group of corporations (as defined in Code Section 414(b) as modified by Code Section 415(h)), all commonly controlled trades or businesses (as defined in Code Section 414(c) as modified by Code Section 415(h)) or affiliated service groups (as defined in Code Section 414(m)) of which the adopting employer is a part, and any other entity required to be aggregated with the employer pursuant to regulations under Code Section 414(o).

Excess Amount means the excess of the Participant’s Annual Additions for the Limitation Year over the Maximum Annual Addition.

Limitation Year means the consecutive 12-month period ending on the last day of each Plan Year, including corresponding consecutive 12-month periods before October 1, 1969. If the Limitation Year is other than the calendar year, execution of this Plan (or any amendment to this Plan changing the Limitation Year) constitutes the Employer’s adoption of a written resolution electing the Limitation Year. If the Limitation Year is amended to a different consecutive 12-month period, the new Limitation Year must begin on a date within the Limitation Year in which the amendment is made.

Maximum Annual Addition means, for Limitation Years beginning on or after January 1, 2002, except for catch-up contributions described in Code Section 414(v), the Annual Addition that may be contributed or allocated to a Participant’s Account under the Plan for any Limitation Year. This amount shall not exceed the lesser of:

(1) The Defined Contribution Dollar Limitation, or

(2) 100 percent of the Participant’s Compensation for the Limitation Year.

A Participant’s Compensation for a Limitation Year shall not include Compensation in excess of the limitation under Code Section 401(a)(17) that is in effect for the calendar year in which the Limitation Year begins.

The compensation limitation referred to in (2) shall not apply to an individual medical benefit account (as defined in Code Section 415(l); or a post-retirement medical benefits account for a key employee (as defined in Code Section 419A(d)(1)).

If a short Limitation Year is created because of an amendment changing the Limitation Year to a different consecutive 12-month period, the Maximum Annual Addition will not exceed the Defined Contribution Dollar Limitation multiplied by the following fraction:

Number of months (including any fractional parts of a month)
in the short Limitation Year
12

If the Plan is terminated as of a date other than the last day of the Limitation Year, the Plan is treated as if the Plan was amended to change the Limitation Year and create a short Limitation Year ending on the date the Plan is terminated.

If a short Limitation Year is created, the limitation under Code Section 401(a)(17) shall be prorated in the same manner as the Defined Contribution Dollar Limitation.

Predecessor Employer means, with respect to a Participant, a former employer if the Employer maintains a plan that provides a benefit which the Participant accrued while performing services for the former employer. Predecessor Employer also means, with respect to a Participant, a former entity that antedates the Employer if, under the facts and circumstances, the Employer constitutes a continuation of all or a portion of the trade or business of the former entity.

Severance from Employment means an employee has ceased to be am employee of the Employer maintaining the plan. An employee does not have a Severance from Employment if, in connection with a change of employment, the employee’s new employer maintains the plan with respect to the employee.

(b)
If the Participant does not participate in, and has never participated in, another qualified plan maintained by the Employer or a welfare benefit fund, as defined in Code Section 419(e), maintained by the Employer, or an individual medical account, as defined in Code Section 415(l)(2), maintained by the Employer, or a simplified employee pension, as defined in Code Section 408(k), maintained by the Employer, which provides an Annual Addition, the amount of Annual Additions which may be credited to the Participant’s Account for any Limitation Year shall not exceed the lesser of the Maximum Annual Addition or any other limitation contained in this Plan. If the Employer Contribution that would otherwise be contributed or allocated to the Participant’s Account would cause the Annual Additions for the Limitation Year to exceed the Maximum Annual Addition, the amount contributed or allocated shall be reduced so that the Annual Additions for the Limitation Year will equal the Maximum Annual Addition.

(c)
This (c) applies if, in addition to this Plan, the Participant is covered under another defined contribution plan, as defined in section 1.415(c)-1(a)(2)(i) of the regulations, (without regard to whether the plan(s) have been terminated) maintained by the Employer which provides an Annual Addition during any Limitation Year. The Annual Additions which may be credited to a Participant’s Account under this Plan for any such Limitation Year will not exceed the Maximum Annual Addition, reduced by the Annual Additions credited to a Participant’s account under the other defined contribution plan(s) for the same Limitation Year. If the Annual Additions with respect to the Participant under the other defined contribution plan(s) maintained by the Employer are less than the Maximum Annual Addition, and the Employer Contribution that would otherwise be contributed or allocated to the Participant’s Account under this Plan would cause the Annual Additions for the Limitation Year to exceed this limitation, the amount contributed or allocated will be reduced so that the Annual Additions under all such plans and funds for the Limitation Year will equal the Maximum Annual Addition. If the Annual Additions with respect to the Participant under the other defined contribution plan(s) in the aggregate are equal to or greater than the Maximum Annual Addition, no amount will be contributed or allocated to the Participant’s Account under this Plan for the Limitation Year.

(d)	The limitation of this section shall be determined and applied taking into account the rules in subparagraph (e) below.

(e)	Other Rules

(1)
Aggregating Plans. For purposes of applying the limitations of this section for a Limitation Year, all defined contribution plans (as defined in section 1.415(c)-1(a)(2)(i) of the regulations and without regard to whether the plan(s) have been terminated) ever maintained by the Employer and all defined contribution plans of a Predecessor Employer (in the Limitation Year in which such Predecessor Employer is created) under which a Participant receives Annual Additions are treated as one defined contribution plan.

(2)
Break-up of Affiliated Employers. The Annual Additions under a formerly affiliated plan (as defined in section 1.415(f)-1(b)(2)(ii) of the regulations) of the Employer are taken into account for purposes of applying the limitations of this section for the Limitation Year in which the cessation of affiliation took place.

(3)
Previously Unaggregated Plans. The limitations of this section are not exceeded for the first Limitation Year in which two or more existing plans, which previously were not required to be aggregated pursuant to section 1.415(f) of the regulations, are aggregated, provided that no Annual Additions are credited to a Participant after the date on which the plans are required to be aggregated if the Annual Additions already credited to the Participant in the existing plans equal or exceed the Maximum Annual Addition.

(4)
Aggregation with Multiemployer Plan. If the Employer maintains a multiemployer plan, as defined in Code Section 414(f), and the multiemployer plan so provides, only the Annual Additions under the multiemployer plan that are provided by the Employer shall be treated as Annual Additions provided under a plan maintained by the Employer for purposes of this section.

SECTION 3.05--EXCESS AMOUNTS.

(a) Definitions. For purposes of this section, the following terms are defined:

ACP means, for a specified group of Participants (either Highly Compensated Employees or Nonhighly Compensated Employees) for a Plan Year, the average (expressed as a percentage) of the Contribution Percentages of the Eligible Participants in the group.

ADP means, for a specified group of Participants (either Highly Compensated Employees or Nonhighly Compensated Employees) for a Plan Year, the average (expressed as a percentage) of the Deferral Percentages of the Eligible Participants in the group.

Catch-up Contributions means Elective Deferral Contributions made to a plan that are in excess of an otherwise applicable plan limit and that are made by participants who are age 50 or older by the end of the taxable year. An otherwise applicable plan limit is a limit in the plan that applies to Elective Deferral Contributions without regard to Catch-up Contributions, such as the limits on the maximum annual additions under Code Section 415, the dollar limitation on Elective Deferral Contributions under Code Section 402(g) (not counting Catch-up Contributions), and the limit imposed by the nondiscrimination test described in Code Section 401(k)(3).

Contribution Percentage means the ratio (expressed as a percentage) of the Eligible Participant’s Contribution Percentage Amounts to the Eligible Participant’s Compensation for the Plan Year (whether or not the Eligible Participant was an Eligible Participant for the entire Plan Year). In modification of the foregoing, Compensation shall be limited to the Compensation received while an Eligible Participant. For an Eligible Participant for whom such Contribution Percentage Amounts for the Plan Year are zero, the percentage is zero.

Contribution Percentage Amounts means the sum of the Participant Contributions and Matching Contributions (that are not Qualified Matching Contributions taken into account for purposes of the ADP Test) made under the plan on behalf of the Eligible Participant for the plan year. For plan years beginning on or after January 1, 2006, Matching Contributions cannot be taken into account for a plan year for a Nonhighly Compensated Employee to the extent they are disproportionate matching contributions as defined in section 1.401(m)-2(a)(5)(ii) of the regulations. Such Contribution Percentage Amounts shall not include Matching Contributions that are forfeited either to correct Excess Aggregate Contributions or because the contributions to which they relate are Excess Elective Deferrals, Excess Contributions, or Excess Aggregate Contributions. Under such rules as the Secretary of the Treasury shall prescribe, in determining the Contribution Percentage the Employer may elect to include Qualified Nonelective Contributions under this Plan that were not used in computing the Deferral Percentage. For plan years beginning on or after January 1, 2006, Qualified Nonelective Contributions cannot be taken into account for a plan year for a Nonhighly Compensated Employee to the extent they are disproportionate contributions as defined in section 1.401(m)-2(a)(6)(v) of the regulations. The Employer may also elect to use Elective Deferral Contributions in computing the Contribution Percentage so long as the ADP Test is met before the Elective Deferral Contributions are used in the ACP Test and continues to be met following the exclusion of those Elective Deferral Contributions that are used to meet the ACP Test.

Deferral Percentage means the ratio (expressed as a percentage) of Elective Deferral Contributions (other than Catch-up Contributions) under this Plan on behalf of the Eligible Participant for the Plan Year to the Eligible Participant’s Compensation for the Plan Year (whether or not the Eligible Participant was an Eligible Participant for the entire Plan Year). In modification of the foregoing, Compensation shall be limited to the Compensation received while an Eligible Participant. The Elective Deferral Contributions used to determine the Deferral Percentage shall include Excess Elective Deferrals (other than Excess Elective Deferrals of Nonhighly Compensated Employees that arise solely from Elective Deferral Contributions made under this Plan or any other plans of the Employer or a Controlled Group member), but shall exclude Elective Deferral Contributions that are used in computing the Contribution Percentage (provided the ADP Test is satisfied both with and without exclusion of these Elective Deferral Contributions). Under such rules as the Secretary of the Treasury shall prescribe, the Employer may elect to include Qualified Nonelective Contributions and Qualified Matching Contributions under this Plan in computing the Deferral Percentage. For Plan Years beginning on or after January 1, 2006, Qualified Matching Contributions cannot be taken into account for a Plan Year for a Nonhighly Compensated Employee to the extent they are disproportionate matching contributions as defined in section 1.401(m)-2(a)(5)(ii) of the regulations. For Plan Years beginning on or after January 1, 2006, Qualified Nonelective Contributions cannot be taken into account for a Plan Year for a Nonhighly Compensated Employee to the extent they are disproportionate contributions as defined in section 1.401(k)-2(a)(6)(iv) of the regulations. For an Eligible Participant for whom such contributions on his behalf for the Plan Year are zero, the percentage is zero.

Elective Deferral Contributions means any employer contributions made to a plan at the election of a participant in lieu of cash compensation. With respect to any taxable year, a participant’s Elective Deferral Contributions are the sum of all employer contributions made on behalf of such participant pursuant to an election to defer under any qualified cash or deferred arrangement described in Code Section 401(k), any salary reduction simplified employee pension plan described in Code Section 408(k)(6), any SIMPLE IRA plan described in Code Section 408(p), any plan described under Code Section 501(c)(18), and any employer contributions made on behalf of a participant for the purchase of an annuity contract under Code Section 403(b) pursuant to a salary reduction agreement. For taxable years beginning after December 31, 2005, Elective Deferral Contributions include Pre-tax Elective Deferral Contributions and Roth Elective Deferral Contributions. Elective Deferral Contributions shall not include any deferrals properly distributed as excess annual additions.

Eligible Participant means, for purposes of determining the Deferral Percentage, any Employee who is otherwise entitled to make Elective Deferral Contributions under the terms of the plan for the plan year. Eligible Participant means, for purposes of determining the Contribution Percentage, any Employee who is eligible (i) to make a Participant Contribution or an Elective Deferral Contribution (if the Employer takes such contributions into account in the calculation of the Contribution Percentage), or (ii) to receive a Matching Contribution (including forfeitures) or a Qualified Matching Contribution. If a Participant Contribution is required as a condition of participation in the plan, any Employee who would be a participant in the plan if such Employee made such a contribution shall be treated as an Eligible Participant on behalf of whom no Participant Contributions are made.

Excess Aggregate Contributions means, with respect to any Plan Year, the excess of:

(1) The aggregate Contribution Percentage Amounts taken into account in computing the numerator of the Contribution Percentage actually made on behalf of Highly Compensated Employees for such Plan Year, over

(2) The maximum Contribution Percentage Amounts permitted by the ACP Test (determined by hypothetically reducing contributions made on behalf of Highly Compensated Employees in order of their Contribution Percentages beginning with the highest of such percentages).

Such determination shall be made after first determining Excess Elective Deferrals and then determining Excess Contributions.

Excess Contributions means, with respect to any Plan Year, the excess of:

(1) The aggregate amount of employer contributions actually taken into account in computing the Deferral Percentage of Highly Compensated Employees for such Plan Year, over

(2) The maximum amount of such contributions permitted by the ADP Test (determined by hypothetically reducing contributions made on behalf of Highly Compensated Employees in the order of the Deferral Percentages, beginning with the highest of such percentages).

Such determination shall be made after first determining Excess Elective Deferrals.

Excess Elective Deferrals means those Elective Deferral Contributions of a Participant that either (i) are made during the Participant’s taxable year and exceed the dollar limitation under Code Section 402(g) or (ii) are made during a calendar year and exceed the dollar limitation under Code Section 402(g) for the Participant’s taxable year beginning in such calendar year, counting only Elective Deferral Contributions made under this Plan and any other plan, contract, or arrangement maintained by the Employer. The dollar limitation shall be increased by the dollar limit on Catch-up Contributions under Code Section 414(v), if applicable.

Excess Elective Deferrals shall be treated as Annual Additions, as defined in the CONTRIBUTION LIMITATION SECTION of this article, under the Plan, unless such amounts are distributed no later than the first April 15 following the close of the Participant’s taxable year.

Matching Contributions means employer contributions made to this or any other defined contribution plan, or to a contract described in Code Section 403(b), on behalf of a participant on account of a Participant Contribution made by such participant, or on account of a participant’s Elective Deferral Contributions, under a plan maintained by the Employer or a Controlled Group member.

Participant Contributions means contributions (other than Roth Elective Deferral Contributions) made to the plan by or on behalf of a participant that are included in the participant’s gross income in the year in which made and that are maintained under a separate account to which the earnings and losses are allocated.

Pre-tax Elective Deferral Contributions means a participant’s Elective Deferral Contributions that are not includible in the participant’s gross income at the time deferred.

Qualified Matching Contributions means Matching Contributions that are nonforfeitable when made to the plan and that are distributable only in accordance with the distribution provisions (other than for hardships) applicable to Elective Deferral Contributions.

Qualified Nonelective Contributions means any employer contributions (other than Matching Contributions) that an Employee may not elect to have paid to him in cash instead of being contributed to the plan and that are nonforfeitable when made to the plan and that are distributable only in accordance with the distribution provisions (other than for hardships) applicable to Elective Deferral Contributions.

Roth Elective Deferral Contributions means a participant’s Elective Deferral Contributions that are includible in the participant’s gross income at the time deferred and have been irrevocably designated as Roth Elective Deferral Contributions by the participant in his elective deferral agreement.

(b) Excess Elective Deferrals. A Participant may assign to this Plan any Excess Elective Deferrals made during a taxable year of the Participant by notifying the Plan Administrator in writing on or before the first following March 1 of the amount of the Excess Elective Deferrals to be assigned to the Plan. A Participant is deemed to notify the Plan Administrator of any Excess Elective Deferrals that arise by taking into account only those Elective Deferral Contributions made to this Plan and any other plan, contract, or arrangement of the Employer or a Controlled Group member. The Participant’s claim for Excess Elective Deferrals shall be accompanied by the Participant’s written statement that if such amounts are not distributed, such Excess Elective Deferrals will exceed the limit imposed on the Participant by Code Section 402(g) (including, if applicable, the dollar limitation on Catch-up Contributions under Code Section 414(v)) for the year in which the deferral occurred. The Excess Elective Deferrals assigned to this Plan cannot exceed the Elective Deferral Contributions allocated under this Plan for such taxable year.

Notwithstanding any other provisions of the Plan, Elective Deferral Contributions in an amount equal to the Excess Elective Deferrals assigned to this Plan, plus any income and minus any loss allocable thereto, shall be distributed no later than April 15 to any Participant to whose Account Excess Elective Deferrals were assigned for the preceding year and who claims Excess Elective Deferrals for such taxable year or calendar year.

The Excess Elective Deferrals shall be adjusted for any income or loss. The income or loss allocable to such Excess Elective Deferrals shall be equal to the income or loss allocable to the Participant’s Elective Deferral Contributions for the taxable year in which the excess occurred multiplied by a fraction. The numerator of the fraction is the Excess Elective Deferrals. The denominator of the fraction is the closing balance without regard to any income or loss occurring during such taxable year (as of the end of such taxable year) of the Participant’s Account resulting from Elective Deferral Contributions.

For purposes of determining income or loss on Excess Elective Deferrals for taxable years beginning on or after January 1, 2006, any Excess Elective Deferrals, in addition to any adjustment for income or loss for the taxable year in which the excess occurred, shall be adjusted for income or loss for the gap period between the end of such taxable year and the date of distribution. Such income or loss allocable to the gap period shall be equal to 10% of the income or loss allocable to the Excess Elective Deferrals for the taxable year multiplied by the number of complete months (counting 16 days or more as a complete month) in the gap period.

Any Matching Contributions that were based on the Elective Deferral Contributions distributed as Excess Elective Deferrals, plus any income and minus any loss allocable thereto, shall be forfeited whether or not such amounts are distributed as Excess Elective Deferrals.

(c)
ADP Test. As of the end of each Plan Year after Excess Elective Deferrals have been determined, the Plan must satisfy the ADP Test. The ADP Test shall be satisfied using the prior year testing method, unless the Employer has elected to use the current year testing method.

(1) Prior Year Testing Method. The ADP for a Plan Year for Eligible Participants who are Highly Compensated Employees for each Plan Year and the prior year’s ADP for Eligible Participants who were Nonhighly Compensated Employees for the prior Plan Year must satisfy one of the following tests:

(i) The ADP for a Plan Year for Eligible Participants who are Highly Compensated Employees for the Plan Year shall not exceed the prior year’s ADP for Eligible Participants who were Nonhighly Compensated Employees for the prior Plan Year multiplied by 1.25; or

(ii) The ADP for a Plan Year for Eligible Participants who are Highly Compensated Employees for the Plan Year:

A. shall not exceed the prior year’s ADP for Eligible Participants who were Nonhighly Compensated Employees for the prior Plan Year multiplied by 2, and

B. the difference between such ADPs is not more than 2.

If this is not a successor plan, for the first Plan Year the Plan permits any Participant to make Elective Deferral Contributions, for purposes of the foregoing tests, the prior year’s Nonhighly Compensated Employees’ ADP shall be 3 percent, unless the Employer has elected to use the Plan Year’s ADP for these Eligible Participants.

(2) Current Year Testing Method. The ADP for a Plan Year for Eligible Participants who are Highly Compensated Employees for each Plan Year and the ADP for Eligible Participants who are Nonhighly Compensated Employees for the Plan Year must satisfy one of the following tests:

(i) The ADP for a Plan Year for Eligible Participants who are Highly Compensated Employees for the Plan Year shall not exceed the ADP for Eligible Participants who are Nonhighly Compensated Employees for the Plan Year multiplied by 1.25; or

(ii) The ADP for a Plan Year for Eligible Participants who are Highly Compensated Employees for the Plan Year:

A. shall not exceed the ADP for Eligible Participants who are Nonhighly Compensated Employees for the Plan Year multiplied by 2, and

B. the difference between such ADP’s is not more than 2.

If the Employer has elected to use the current year testing method, that election cannot be changed unless (i) the Plan has been using the current year testing method for the preceding five Plan Years, or if less, the number of Plan Years the Plan has been in existence; or (ii) if as a result of a merger or acquisition described in Code Section 410(b)(6)(C)(i), the Employer maintains both a plan using the prior year testing method and a plan using the current year testing method and the change is made within the transition period described in Code Section 410(b)(6)(C)(ii).

A Participant is a Highly Compensated Employee for a particular Plan Year if he meets the definition of a Highly Compensated Employee in effect for that Plan Year. Similarly, a Participant is a Nonhighly Compensated Employee for a particular Plan Year if he does not meet the definition of a Highly Compensated Employee in effect for that Plan Year.

The Deferral Percentage for any Eligible Participant who is a Highly Compensated Employee for the Plan Year and who is eligible to have Elective Deferral Contributions (and Qualified Nonelective Contributions or Qualified Matching Contributions, or both, if treated as Elective Deferral Contributions for purposes of the ADP Test) allocated to his account under two or more arrangements described in Code Section 401(k) that are maintained by the Employer or a Controlled Group member shall be determined as if such Elective Deferral Contributions (and, if applicable, such Qualified Nonelective Contributions or Qualified Matching Contributions, or both) were made under a single arrangement. For Plan Years beginning on or after January 1, 2006, if a Highly Compensated Employee participates in two or more cash or deferred arrangements of the Employer or of a Controlled Group member that have different plan years, all Elective Deferral Contributions made during the Plan Year shall be aggregated. For Plan Years beginning before January 1, 2006, all such cash or deferred arrangements ending with or within the same calendar year shall be treated as a single arrangement. The foregoing notwithstanding, certain plans shall be treated as separate if mandatorily disaggregated under the regulations of Code Section 401(k).

In the event this Plan satisfies the requirements of Code Section 401(k), 401(a)(4), or 410(b) only if aggregated with one or more other plans, or if one or more other plans satisfy the requirements of such Code sections only if aggregated with this Plan, then this section shall be applied by determining the Deferral Percentage of Employees as if all such plans were a single plan. If more than 10 percent of the Employer’s Nonhighly Compensated Employees are involved in a plan coverage change as defined in section 1.401(k)-2(c)(4) of the regulations, then any adjustments to the Nonhighly Compensated Employee ADP for the prior year shall be made in accordance with such regulations, unless the Employer has elected to use the current year testing method. Plans may be aggregated in order to satisfy Code Section 401(k) only if they have the same plan year and use the same testing method for the ADP Test.

For purposes of the ADP Test, Elective Deferral Contributions, Qualified Nonelective Contributions, and Qualified Matching Contributions must be made before the end of the 12-month period immediately following the Plan Year to which the contributions relate.

If the Plan Administrator should determine during the Plan Year that the ADP Test is not being met, the Plan Administrator may limit the amount of future Elective Deferral Contributions of the Highly Compensated Employees.

Notwithstanding any other provisions of this Plan, Excess Contributions, plus any income and minus any loss allocable thereto, shall be distributed no later than 12 months after the last day of a Plan Year to Participants to whose Accounts such Excess Contributions were allocated for such Plan Year, except to the extent such Excess Contributions are classified as Catch-up Contributions. Excess Contributions are allocated to the Highly Compensated Employees with the largest amounts of employer contributions taken into account in calculating the ADP Test for the year in which the excess arose, beginning with the Highly Compensated Employee with the largest amount of such employer contributions and continuing in descending order until all of the Excess Contributions have been allocated. For Plan Years beginning on or after January 1, 2006, if a Highly Compensated Employee participates in two or more cash or deferred arrangements of the Employer or of a Controlled Group member, the amount distributed shall not exceed the amount of the employer contributions taken into account in calculating the ADP test and made to this Plan for the year in which the excess arose. If Catch-up Contributions are allowed for the Plan Year being tested, to the extent a Highly Compensated Employee has not reached his Catch-up Contribution limit under the Plan for such year, Excess Contributions allocated to such Highly Compensated Employee are Catch-up Contributions and will not be treated as Excess Contributions. If such excess amounts (other than Catch-up Contributions) are distributed more than 2 1/2 months after the last day of the Plan Year in which such excess amounts arose, a 10 percent excise tax shall be imposed on the employer maintaining the plan with respect to such amounts.

Excess Contributions shall be treated as Annual Additions, as defined in the CONTRIBUTION LIMITATION SECTION of this article, even if distributed.

The Excess Contributions shall be adjusted for any income or loss. The income or loss allocable to such Excess Contributions allocated to each Participant shall be equal to the income or loss allocable to the Participant’s Elective Deferral Contributions (and, if applicable, Qualified Nonelective Contributions or Qualified Matching Contributions, or both) for the Plan Year in which the excess occurred multiplied by a fraction. The numerator of the fraction is the Excess Contributions. The denominator of the fraction is the closing balance without regard to any income or loss occurring during such Plan Year (as of the end of such Plan Year) of the Participant’s Account resulting from Elective Deferral Contributions (and Qualified Nonelective Contributions or Qualified Matching Contributions, or both, if such contributions are included in the ADP Test).

For purposes of determining income or loss on Excess Contributions beginning with the 2006 Plan Year, any Excess Contributions, in addition to any adjustment for income or loss for the Plan Year in which the excess occurred, shall be adjusted for income or loss for the gap period between the end of such Plan Year and the date of distribution. Such income or loss allocable to the gap period shall be equal to 10% of the income or loss allocable to the Excess Contributions for the Plan Year multiplied by the number of complete months (counting 16 days or more as a complete month) in the gap period.

Excess Contributions allocated to a Participant shall be distributed from the Participant’s Account resulting from Elective Deferral Contributions. If such Excess Contributions exceed the amount of Excess Contributions in the Participant’s Account resulting from Elective Deferral Contributions, the balance shall be distributed from the Participant’s Account resulting from Qualified Matching Contributions (if applicable) and Qualified Nonelective Contributions, respectively.

Any Matching Contributions that were based on the Elective Deferral Contributions distributed as Excess Contributions, plus any income and minus any loss allocable thereto, shall be forfeited whether or not such amounts are distributed as Excess Contributions.

(d) ACP Test. As of the end of each Plan Year, the Plan must satisfy the ACP Test. The ACP Test shall be satisfied using the prior year testing method, unless the Employer has elected to use the current year testing method.

(1) Prior Year Testing Method. The ACP for a Plan Year for Eligible Participants who are Highly Compensated Employees for each Plan Year and the prior year’s ACP for Eligible Participants who were Nonhighly Compensated Employees for the prior Plan Year must satisfy one of the following tests:

(i) The ACP for a Plan Year for Eligible Participants who are Highly Compensated Employees for the Plan Year shall not exceed the prior year’s ACP for Eligible Participants who were Nonhighly Compensated Employees for the prior Plan Year multiplied by 1.25; or

(ii) The ACP for a Plan Year for Eligible Participants who are Highly Compensated Employees for the Plan Year:

A. shall not exceed the prior year’s ACP for Eligible Participants who were Nonhighly Compensated Employees for the prior Plan Year multiplied by 2, and

B. the difference between such ACPs is not more than 2.

If this is not a successor plan, for the first Plan Year the Plan permits any Participant to make Participant Contributions, provides for Matching Contributions, or both, for purposes of the foregoing tests, the prior year’s Nonhighly Compensated Employees’ ACP shall be 3 percent, unless the Employer has elected to use the Plan Year’s ACP for these Eligible Participants.

(2) Current Year Testing Method. The ACP for a Plan Year for Eligible Participants who are Highly Compensated Employees for each Plan Year and the ACP for Eligible Participants who are Nonhighly Compensated Employees for the Plan Year must satisfy one of the following tests:

(i) The ACP for a Plan Year for Eligible Participants who are Highly Compensated Employees for the Plan Year shall not exceed the ACP for Eligible Participants who are Nonhighly Compensated Employees for the Plan Year multiplied by 1.25; or

(ii) The ACP for a Plan Year for Eligible Participants who are Highly Compensated Employees for the Plan Year:

A. shall not exceed the ACP for Eligible Participants who are Nonhighly Compensated Employees for the Plan Year multiplied by 2, and

B. the difference between such ACPs is not more than 2.

If the Employer has elected to use the current year testing method, that election cannot be changed unless (i) the Plan has been using the current year testing method for the preceding five Plan Years, or if less, the number of Plan Years the Plan has been in existence; or (ii) if as a result of a merger or acquisition described in Code Section 410(b)(6)(C)(i), the Employer maintains both a plan using the prior year testing method and a plan using the current year testing method and the change is made within the transition period described in Code Section 410(b)(6)(C)(ii).

A Participant is a Highly Compensated Employee for a particular Plan Year if he meets the definition of a Highly Compensated Employee in effect for that Plan Year. Similarly, a Participant is a Nonhighly Compensated Employee for a particular Plan Year if he does not meet the definition of a Highly Compensated Employee in effect for that Plan Year.

The Contribution Percentage for any Eligible Participant who is a Highly Compensated Employee for the Plan Year and who is eligible to have Contribution Percentage Amounts allocated to his account under two or more plans described in Code Section 401(a) or arrangements described in Code Section 401(k) that are maintained by the Employer or a Controlled Group member shall be determined as if the total of such Contribution Percentage Amounts was made under each plan and arrangement. For Plan Years beginning on or after January 1, 2006, if a Highly Compensated Employee participates in two or more such plans or arrangements that have different plan years, all Contribution Percentage Amounts made during the Plan Year shall be aggregated. For Plan Years beginning before January 1, 2006, all such plans and arrangements ending with or within the same calendar year shall be treated as a single plan or arrangement. The foregoing notwithstanding, certain plans shall be treated as separate if mandatorily disaggregated under the regulations of Code Section 401(m).

In the event this Plan satisfies the requirements of Code Section 401(m), 401(a)(4), or 410(b) only if aggregated with one or more other plans, or if one or more other plans satisfy the requirements of such Code sections only if aggregated with this Plan, then this section shall be applied by determining the Contribution Percentage of Employees as if all such plans were a single plan. If more than 10 percent of the Employer’s Nonhighly Compensated Employees are involved in a plan coverage change as defined in section 1.401(m)-2(c)(4) of the regulations, then any adjustments to the Nonhighly Compensated Employee ACP for the prior year shall be made in accordance with such regulations, unless the Employer has elected to use the current year testing method. Plans may be aggregated in order to satisfy Code Section 401(m) only if they have the same plan year and use the same testing method for the ACP Test.

For purposes of the ACP Test, Participant Contributions are considered to have been made in the Plan Year in which contributed to the Plan. Matching Contributions and Qualified Nonelective Contributions will be considered to have been made for a Plan Year if made no later than the end of the 12-month period beginning on the day after the close of the Plan Year.

Notwithstanding any other provisions of this Plan, Excess Aggregate Contributions, plus any income and minus any loss allocable thereto, shall be forfeited, if not vested, or distributed, if vested, no later than 12 months after the last day of a Plan Year to Participants to whose Accounts such Excess Aggregate Contributions were allocated for such Plan Year. Excess Aggregate Contributions are allocated to the Highly Compensated Employees with the largest Contribution Percentage Amounts taken into account in calculating the ACP Test for the year in which the excess arose, beginning with the Highly Compensated Employee with the largest amount of such Contribution Percentage Amounts and continuing in descending order until all of the Excess Aggregate Contributions have been allocated. For Plan Years beginning on or after January 1, 2006, if a Highly Compensated Employee participates in two or more plans or arrangements of the Employer or of a Controlled Group member that include

Contribution Percentage Amounts, the amount distributed shall not exceed the Contribution Percentage Amounts taken into account in calculating the ACP Test and made to this Plan for the year in which the excess arose. If such Excess Aggregate Contributions are distributed more than 2 1/2 months after the last day of the Plan Year in which such excess amounts arose, a 10 percent excise tax shall be imposed on the employer maintaining the plan with respect to such amounts.

Excess Aggregate Contributions shall be treated as Annual Additions, as defined in the CONTRIBUTION LIMITATION SECTION of this article, even if distributed.

The Excess Aggregate Contributions shall be adjusted for any income or loss. The income or loss allocable to such Excess Aggregate Contributions allocated to each Participant shall be equal to the income or loss allocable to the Participant’s Contribution Percentage Amounts for the Plan Year in which the excess occurred multiplied by a fraction. The numerator of the fraction is the Excess Aggregate Contributions. The denominator of the fraction is the closing balance without regard to any income or loss occurring during such Plan Year (as of the end of such Plan Year) of the Participant’s Account resulting from Contribution Percentage Amounts.

For purposes of determining income or loss on Excess Aggregate Contributions beginning with the 2006 Plan Year, any Excess Aggregate Contributions, in addition to any adjustment for income or loss for the Plan Year in which the excess occurred, shall be adjusted for income or loss for the gap period between the end of such Plan Year and the date of distribution. Such income or loss allocable to the gap period shall be equal to 10% of the income or loss allocable to the Excess Aggregate Contributions for the Plan Year multiplied by the number of complete months (counting 16 days or more as a complete month) in the gap period.

Excess Aggregate Contributions allocated to a Participant shall be distributed from the Participant’s Account resulting from Participant Contributions that are not required as a condition of employment or participation or for obtaining additional benefits from Employer Contributions. If such Excess Aggregate Contributions exceed the balance in the Participant’s Account resulting from such Participant Contributions, the balance shall be forfeited, if not vested, or distributed, if vested, on a pro rata basis from the Participant’s Account resulting from Contribution Percentage Amounts.

(e)	Employer Elections. The Employer has made an election to use the prior year testing method.

ARTICLE IV

INVESTMENT OF CONTRIBUTIONS

SECTION 4.01--INVESTMENT AND TIMING OF CONTRIBUTIONS.

The handling of Contributions is governed by the provisions of the Trust Agreement, the Annuity Contract and any other funding arrangement in which the Plan Fund is or may be held or invested. To the extent permitted by the Trust Agreement, Annuity Contract, or other funding arrangement, the appointed committee or the Investment Manager shall direct the Contributions to any of the investment options available under the Annuity Contract or any of the investment vehicles available under the Trust Agreement and may request the transfer of amounts resulting from those Contributions between such investment options and investment vehicles or the transfer of amounts between such investment options and investment vehicles. Participants are not permitted to direct the investment of their Accounts.

At least annually, the Named Fiduciary shall review all pertinent Employee information and Plan data in order to establish the funding policy of the Plan and to determine appropriate methods of carrying out the Plan's objectives. The Named Fiduciary shall inform the Trustee and any Investment Manager of the Plan's short-term and long-term financial needs so the investment policy can be coordinated with the Plan's financial requirements.

The Named Fiduciary may delegate to the Investment Manager investment direction for Contributions and amounts that are not subject to Participant direction.

All Contributions are forwarded by the Employer to the Trustee to be deposited in the Trust Fund or to the Insurer to be deposited under the Annuity Contract, as applicable. Contributions that are accumulated through payroll deduction shall be paid to the Trustee or Insurer, as applicable, by the earlier of (i) the date the Contributions can reasonably be segregated from the Employer’s assets, or (ii) the 15th business day of the month following the month in which the Contributions would otherwise have been paid in cash to the Participant.

ARTICLE V

BENEFITS

SECTION 5.01--RETIREMENT BENEFITS.

On a Participant's Retirement Date, his Vested Account shall be distributed to him according to the distribution of benefits provisions of Article VI and the provisions of the SMALL AMOUNTS SECTION of Article X.

SECTION 5.02--DEATH BENEFITS.

If a Participant dies before his Benefit Commencement Date, his Vested Account shall be distributed according to the distribution of benefits provisions of Article VI and the provisions of the SMALL AMOUNTS SECTION of Article X.

SECTION 5.03--VESTED BENEFITS.

If an Inactive Participant’s Vested Account is not payable under the SMALL AMOUNTS SECTION of Article X, he may elect, but is not required, to receive a distribution of any part of his Vested Account after he has a Severance from Employment. A distribution under this paragraph shall be a retirement benefit and shall be distributed to the Participant according to the distribution of benefits provisions of Article VI.

A Participant may not elect to receive a distribution under the provisions of this section after he again becomes an Employee until he subsequently has a Severance from Employment and meets the requirements of this section.

If an Inactive Participant does not receive an earlier distribution, upon his Retirement Date or death, his Vested Account shall be distributed according to the provisions of the RETIREMENT BENEFITS SECTION or the DEATH BENEFITS SECTION of this article.

SECTION 5.04--WHEN BENEFITS START.

(a) Unless otherwise elected, benefits shall begin before the 60th day following the close of the Plan Year in which the latest date below occurs:

(1) The date the Participant attains age 65 (or Normal Retirement Age, if earlier).

(2) The 10th anniversary of the Participant’s earliest Entry Date.

(3) The date the Participant terminates service with the Employer.

Notwithstanding the foregoing, the failure of a Participant to consent to a distribution while a benefit is immediately distributable, within the meaning of the ELECTION PROCEDURES SECTION of Article VI, shall be deemed to be an election to defer the start of benefits sufficient to satisfy this section.

The Participant may elect to have benefits begin after the latest date for beginning benefits described above, subject to the following provisions of this section. The Participant shall make the election in writing. Such election must be made before his Normal Retirement Date or the date he has a Severance from Employment, if later. The Participant shall not elect a date for beginning benefits or a form of distribution that would result in a benefit payable when he dies which would be more than incidental within the meaning of governmental regulations.

Benefits shall begin on an earlier date if otherwise provided in the Plan. For example, the Participant’s Retirement Date or Required Beginning Date, as defined in the DEFINITIONS SECTION of Article VII.

SECTION 5.05--LOANS TO PARTICIPANTS.

Loans shall be made available to all Participants on a reasonably equivalent basis. For purposes of this section, and unless otherwise specified, Participant means any Participant or Beneficiary who is a party-in-interest as defined in ERISA. Loans shall not be made to Highly Compensated Employees in an amount greater than the amount made available to other Participants.

A loan to a Participant shall be a Participant-directed investment of his Account. The loan is a Trust Fund investment but no Account other than the borrowing Participant’s Account shall share in the interest paid on the loan or bear any expense or loss incurred because of the loan.

The amount of the loan will be made from the Participant’s Vested Account which results from the following Contributions in the following order:

(1)	Voluntary Contributions

(2)	Thrift Contributions

(3)	Matching Contributions

(4)	Profit Sharing Contributions

The number of outstanding loans shall be limited to one. The maximum amount of any loan is the lesser of $50,000 or 50% of the vested portion of the Participant’s Account attributable to the above named Contributions. The minimum amount of any loan shall be $1,000.

Loans must be adequately secured and bear a reasonable rate of interest.

The amount of the loan shall not exceed the maximum amount that may be treated as a loan under Code Section 72(p) (rather than a distribution) to the Participant and shall be equal to the lesser of (a) or (b) below:

(a) $50,000, reduced by the highest outstanding loan balance of loans during the one-year period ending on the day before the new loan is made.

(b) The greater of (1) or (2), reduced by (3) below:

(1) One-half of the Participant's Vested Account.

(2) $10,000.

(3) Any outstanding loan balance on the date the new loan is made.

For purposes of this maximum, a Participant's Vested Account does not include any accumulated deductible employee contributions, as defined in Code Section 72(o)(5)(B), and all qualified employer plans, as defined in Code Section 72(p)(4), of the Employer and any Controlled Group member shall be treated as one plan.

No collateral other than a portion of the Participant’s Vested Account (as limited above) shall be accepted. The Loan Administrator shall determine if the collateral is adequate for the amount of the loan requested.

Each loan shall bear a reasonable fixed rate of interest to be determined by the Loan Administrator. The interest rate will be the Prime Rate plus 1%.

The loan shall by its terms require that repayment (principal and interest) be amortized in level payments, not less frequently than quarterly, over a period not extending beyond five years from the date of the loan. If the loan is used to acquire a dwelling unit, which within a reasonable time (determined at the time the loan is made) will be used as the principal residence of the Participant, the repayment period may extend beyond five years from the date of the loan. The period of repayment for any loan shall be arrived at by mutual agreement between the Loan Administrator and the Participant and if the loan is for a principal residence, shall not be made for a period longer than ten years.

The Participant shall make an application for a loan in such manner and in accordance with such rules as the Loan Administrator shall prescribe for this purpose (including by means of voice response or other electronic means under circumstances the Employer permits). The application must specify the amount and duration requested.

The Loan Administrator may pursue the information contained in the application for the loan concerning the income, liabilities, and assets of the Participant will be evaluated to determine whether there is a reasonable expectation that the Participant will be able to satisfy payments on the loan as due. Additionally, the Loan Administrator may also pursue any appropriate further investigations concerning the creditworthiness and credit history of the Participant to determine whether a loan should be approved.

Each loan shall be fully documented in the form of a promissory note signed by the Participant for the face amount of the loan, together with interest determined as specified above.

There will be an assignment of collateral to the Plan executed at the time the loan is made.

In those cases where repayment through payroll deduction is available, installments are so payable, and a payroll deduction agreement shall be executed by the Participant at the time the loan is made. Loan repayments that are accumulated through payroll deduction shall be paid to the Trustee by the earlier of (i) the date the loan repayments can reasonably be segregated from the Employer’s assets, or (ii) the 15th business day of the month following the month in which such amounts would otherwise have been paid in cash to the Participant.

Where payroll deduction is not available, payments in cash are to be timely made. Any payment that is not by payroll deduction shall be made payable to the Employer or the Trustee, as specified in the promissory note, and delivered to the Loan Administrator, including prepayments, service fees and penalties, if any, and other amounts due under the note. The Loan Administrator shall deposit such amounts into the Plan as soon as administratively practicable after they are received, but in no event later than the 15th business day of the month after they are received.

The promissory note may provide for reasonable late payment penalties and service fees. Any penalties or service fees shall be applied to all Participants in a nondiscriminatory manner. If the promissory note so provides, such amounts may be assessed and collected from the Account of the Participant as part of the loan balance.

Each loan may be paid prior to maturity, in part or in full, without penalty or service fee, except as may be set out in the promissory note.

The Plan may suspend loan payments for a period not exceeding one year during which an approved unpaid leave of absence occurs other than a military leave of absence. The Loan Administrator shall provide the Participant a written explanation of the effect of the suspension of payments upon his loan.

If a Participant separates from service (or takes a leave of absence) from the Employer because of service in the military and does not receive a distribution of his Vested Account, the Plan shall suspend loan payments until the Participant’s completion of military service or until the Participant’s fifth anniversary of commencement of military service, if earlier, as permitted under Code Section 414(u). The Loan Administrator shall provide the Participant a written explanation of the effect of his military service upon his loan.

If any payment of principal and interest, or any portion thereof, remains unpaid for more than 90 days after due, the loan shall be in default. For purposes of Code Section 72(p), the Participant shall then be treated as having received a deemed distribution regardless of whether or not a distributable event has occurred.

Upon default, the Plan has the right to pursue any remedy available by law to satisfy the amount due, along with accrued interest, including the right to enforce its claim against the security pledged and execute upon the collateral as allowed by law. The entire principal balance whether or not otherwise then due, along with accrued interest, shall become immediately due and payable without demand or notice, and subject to collection or satisfaction by any lawful means, including specifically, but not limited to, the right to enforce the claim against the security pledged and to execute upon the collateral as allowed by law.

All reasonable costs and expenses, including but not limited to attorney's fees, incurred by the Plan in connection with any default or in any proceeding to enforce any provision of a promissory note or instrument by which a promissory note for a Participant loan is secured, shall be assessed and collected from the Account of the Participant as part of the loan balance.

If payroll deduction is being utilized, in the event that a Participant's available payroll deduction amounts in any given month are insufficient to satisfy the total amount due, there will be an increase in the amount taken subsequently, sufficient to make up the amount that is then due. If any amount remains past due more than 90 days, the entire principal amount, whether or not otherwise then due, along with interest then accrued, shall become due and payable, as above.

An outstanding loan will become due and payable in full when a Participant ceases to be a party-in-interest as defined in ERISA or after complete termination of the Plan.

SECTION 5.06--DISTRIBUTIONS UNDER QUALIFIED DOMESTIC RELATIONS ORDERS.

The Plan specifically permits distributions to an Alternate Payee under a qualified domestic relations order as defined in Code Section 414(p), at any time, irrespective of whether the Participant has attained his earliest retirement age, as defined in Code Section 414(p), under the Plan. A distribution to an Alternate Payee before the Participant has attained his earliest retirement age is available only if the order specifies that distribution shall be made prior to the earliest retirement age or allows the Alternate Payee to elect a distribution prior to the earliest retirement age.

Nothing in this section shall permit a Participant to receive a distribution at a time otherwise not permitted under the Plan nor shall it permit the Alternate Payee to receive a form of payment not permitted under the Plan.

The benefit payable to an Alternate Payee shall be subject to the provisions of the SMALL AMOUNTS SECTION of Article X if the value of the benefit does not exceed $1,000.

The Plan Administrator shall establish reasonable procedures to determine the qualified status of a domestic relations order. Upon receiving a domestic relations order, the Plan Administrator shall promptly notify the Participant and each Alternate Payee named in the order, in writing, of the receipt of the order and the Plan’s procedures for determining the qualified status of the order. Within a reasonable period of time after receiving the domestic relations order, the Plan Administrator shall determine the qualified status of the order and shall notify the Participant and each Alternate Payee, in writing, of its determination. The Plan Administrator shall provide notice under this paragraph by mailing to the individual’s address specified in the domestic relations order, or in a manner consistent with Department of Labor regulations. The Plan Administrator may treat as qualified any domestic relations order entered before January 1, 1985, irrespective of whether it satisfies all the requirements described in Code Section 414(p).

If any portion of the Participant’s Vested Account is payable during the period the Plan Administrator is making its determination of the qualified status of the domestic relations order, a separate accounting shall be made of the amount payable. If the Plan Administrator determines the order is a qualified domestic relations order within 18 months of the date amounts are first payable following receipt of the order, the payable amounts shall be distributed in accordance with the order. If the Plan Administrator does not make its determination of the qualified status of the order within the 18-month determination period, the payable amounts shall be distributed in the manner the Plan would distribute if the order did not exist and the order shall apply prospectively if the Plan Administrator later determines the order is a qualified domestic relations order.

The Plan shall make payments or distributions required under this section by separate benefit checks or other separate distribution to the Alternate Payee(s).

No distributions to Alternate Payee(s) may be made until any outstanding Participant loans are repaid.

ARTICLE VI

DISTRIBUTION OF BENEFITS

SECTION 6.01--FORM OF DISTRIBUTION.

(a)	Retirement Benefits. The only form of retirement benefit is a single sum payment.

(b) Death Benefits. The only form of death benefit is a single sum payment.

SECTION 6.02--ELECTION PROCEDURES.

The Participant shall make any election under this section in writing or electronic signature as allowed by regulation and as available. The Plan Administrator may require such individual to complete and sign any necessary documents as to the provisions to be made. Any election permitted under (a) below shall be subject to the qualified election provisions of (b) below.

(a) Death Benefits. A Participant may elect his Beneficiary.

(b) Qualified Election. The Participant may make an election at any time during the election period. The Participant may revoke the election made (or make a new election) at any time and any number of times during the election period. An election is effective only if it meets the consent requirements below.

(1)	Election Period for Death Benefits. A Participant may make an election as to death benefits at any time before he dies.

(2) Consent to Election. If the Participant’s Vested Account exceeds $1,000, any benefit that is immediately distributable requires the consent of the Participant.

The consent of the Participant to a benefit that is immediately distributable must not be made before the date the Participant is provided with the notice of the ability to defer the distribution. Such consent shall be in writing.

Except as provided in Section 6.03, the consent shall not be made more than 90 days before the Benefit Commencement Date. The consent of the Participant shall not be required to the extent that a distribution is required to satisfy Code Section 401(a)(9) or 415.

In addition, upon termination of this Plan, if the Plan does not offer an annuity option (purchased from a commercial provider), and if the Employer (or any entity within the same Controlled Group) does not maintain another defined contribution plan (other than an employee stock ownership plan as defined in Code Section 4975(e)(7)), the Participant’s Account balance will, without the Participant’s consent, be distributed to the Participant. However, if any entity within the same Controlled Group maintains another defined contribution plan (other than an employee stock ownership plan as defined in Code Section 4975(e)(7)) then the Participant’s Account will be transferred, without the Participant’s consent, to the other plan if the Participant does not consent to an immediate distribution.

A benefit is immediately distributable if any part of the benefit could be distributed to the Participant before the Participant attains the older of Normal Retirement Age or age 62.

SECTION 6.03--NOTICE REQUIREMENTS.

Forms of Distribution and Right to Defer. The Plan Administrator shall furnish to the Participant a written explanation of the right of the Participant to defer distribution until the benefit is no longer immediately distributable.

The Plan Administrator shall furnish the written explanation by a method reasonably calculated to reach the attention of the Participant no less than 30 days, and no more than 90 days, before the Benefit Commencement Date.

However, distribution may begin less than 30 days after the notice described in this subparagraph is given, provided the Plan Administrator clearly informs the Participant that he has a right to a period of at least 30 days after receiving the notice to consider the decision of whether or not to elect a distribution (and if applicable, a particular distribution option), and the Participant, after receiving the notice, affirmatively elects a distribution.

ARTICLE VII

REQUIRED MINIMUM DISTRIBUTIONS

SECTION 7.01--APPLICATION.

The optional forms of distribution are only those provided in Article VI. An optional form of distribution shall not be permitted unless it meets the requirements of this article. The timing of any distribution must meet the requirements of this article. Unless otherwise specified, the provisions of this article apply to calendar years beginning after December 31, 2002.

SECTION 7.02--DEFINITIONS.

For purposes of this article, the following terms are defined:

Designated Beneficiary means the individual who is designated by the Participant (or the Participant’s surviving spouse) as the Beneficiary of the Participant’s interest under the Plan and who is the designated beneficiary under Code Section 401(a)(9) and section 1.401(a)(9)-4 of the regulations.

Distribution Calendar Year means a calendar year for which a minimum distribution is required. For distributions beginning before the Participant's death, the first Distribution Calendar Year is the calendar year immediately preceding the calendar year that contains the Participant's Required Beginning Date. For distributions beginning after the Participant's death, the first Distribution Calendar Year is the calendar year in which distributions are required to begin under (b)(2) of the REQUIRED MINIMUM DISTRIBUTIONS SECTION of this article. The required minimum distribution for the Participant’s first Distribution Calendar Year will be made on or before the Participant’s Required Beginning Date. The required minimum distribution for other Distribution Calendar Years, including the required minimum distribution for the Distribution Calendar Year in which the Participant’s Required Beginning Date occurs, will be made on or before December 31 of that Distribution Calendar Year.

5-percent Owner means a Participant who is treated as a 5-percent Owner for purposes of this article. A Participant is treated as a 5-percent Owner for purposes of this article if such Participant is a 5-percent owner as defined in Code Section 416 at any time during the Plan Year ending with or within the calendar year in which such owner attains age 70 1/2.

Once distributions have begun to a 5-percent Owner under this article, they must continue to be distributed, even if the Participant ceases to be a 5-percent Owner in a subsequent year.

Life Expectancy means life expectancy as computed by use of the Single Life Table in Q&A-1 in section 1.401(a)(9)-9 of the regulations.

Participant's Account Balance means the Account balance as of the last Valuation Date in the calendar year immediately preceding the Distribution Calendar Year (valuation calendar year) increased by the amount of any contributions made and allocated or forfeitures allocated to the Account as of dates in the valuation calendar year after the Valuation Date and decreased by distributions made in the valuation calendar year after the Valuation Date. The Account balance for the valuation calendar year includes any amounts rolled over or transferred to the Plan either in the valuation calendar year or in the Distribution Calendar Year if distributed or transferred in the valuation calendar year.

Required Beginning Date means, for a Participant who is a 5-percent Owner, April 1 of the calendar year following the calendar year in which he attains age 70 1/2.

Required Beginning Date means, for any Participant who is not a 5-percent Owner, April 1 of the calendar year following the later of the calendar year in which he attains age 70 1/2 or the calendar year in which he retires.

The preretirement age 70 1/2 distribution option is only eliminated with respect to Participants who reach age 70 1/2 in or after a calendar year that begins after the later of December 31, 1998, or the adoption date of the amendment which eliminated such option. The preretirement age 70 1/2 distribution option is an optional form of benefit under which benefits payable in a particular distribution form (including any modifications that may be elected after benefits begin) begin at a time during the period that begins on or after January 1 of the calendar year in which the Participant attains age 70 1/2 and ends April 1 of the immediately following calendar year.

The options available for Participants who are not 5-percent Owners and attained age 70 1/2 in calendar years before the calendar year that begins after the later of December 31, 1998, or the adoption date of the amendment which eliminated the preretirement age 70 1/2 distribution option shall be the following. Any such Participant attaining age 70 1/2 in years after 1995 may elect by April 1 of the calendar year following the calendar year in which he attained age 70 1/2 (or by December 31, 1997 in the case of a Participant attaining age 70 1/2 in 1996) to defer distributions until April 1 of the calendar year following the calendar year in which he retires. If no such election is made, the Participant shall begin receiving distributions by April 1 of the calendar year following the year in which the Participant attained age 70 1/2 (or by December 31, 1997 in the case of a Participant attaining age 70 1/2 in 1996). Any such Participant attaining age 70 1/2 in years prior to 1997 may elect to stop distributions that are not purchased annuities and recommence by April 1 of the calendar year following the calendar year in which he retires. There shall be a new Annuity Starting Date upon recommencement.

SECTION 7.03--REQUIRED MINIMUM DISTRIBUTIONS.

(a) General Rules.

(1) The requirements of this article shall apply to any distribution of a Participant’s interest and will take precedence over any inconsistent provisions of this Plan.

(2) All distributions required under this article shall be determined and made in accordance with the regulations under Code Section 401(a)(9) and the minimum distribution incidental benefit requirement of Code Section 401(a)(9)(G).

(b) Time and Manner of Distribution.

(1) Required Beginning Date. The Participant’s entire interest will be distributed, or begin to be distributed, to the Participant no later than the Participant’s Required Beginning Date.

(2) Death of Participant Before Distributions Begin. If the Participant dies before distributions begin, the Participant’s entire interest will be distributed, or begin to be distributed, no later than as follows:

(i)
If the Participant’s surviving spouse is the Participant’s sole Designated Beneficiary, distributions to the surviving spouse will begin by December 31 of the calendar year immediately following the calendar year in which the Participant died, or by December 31 of the calendar year in which the Participant would have attained age 70 1/2, if later, except to the extent that an election is made to receive distributions in accordance with the 5-year rule. Under the 5-year rule, the Participant’s entire interest will be distributed to the Designated Beneficiary by December 31 of the calendar year containing the fifth anniversary of the Participant’s death.

(ii)
If the Participant’s surviving spouse is not the Participant’s sole Designated Beneficiary, distributions to the Designated Beneficiary will begin by December 31 of the calendar year immediately following the calendar year in which the Participant died, except to the extent that an election is made to receive distributions in accordance with the 5-year rule. Under the 5-year rule, the Participant’s entire interest will be distributed to the Designated Beneficiary by December 31 of the calendar year containing the fifth anniversary of the Participant’s death.

(iii)
If there is no Designated Beneficiary as of September 30 of the year following the year of the Participant’s death, the Participant’s entire interest will be distributed by December 31 of the calendar year containing the fifth anniversary of the Participant’s death.

(iv)
If the Participant’s surviving spouse is the Participant’s sole Designated Beneficiary and the surviving spouse dies after the Participant but before distributions to the surviving spouse are required to begin, this (b)(2), other than (b)(2)(i), will apply as if the surviving spouse were the Participant.

For purposes of this (b)(2) and (d) below, unless (b)(2)(iv) above applies, distributions are considered to begin on the Participant’s Required Beginning Date. If (b)(2)(iv) above applies, distributions are considered to begin on the date distributions are required to begin to the surviving spouse under (b)(2)(i) above. If distributions under an annuity purchased from an insurance company irrevocably commence to the Participant before the Participant’s Required Beginning Date (or to the Participant’s surviving spouse before the date distributions are required to begin to the surviving spouse under (b)(2)(i) above), the date distributions are considered to begin is the date distributions actually commence.

(3) Forms of Distribution. Unless the Participant’s interest is distributed in the form of an annuity purchased from an insurance company or in a single sum on or before the Required Beginning Date, as of the first Distribution Calendar Year distributions will be made in accordance with (c) and (d) below. If the Participant’s interest is distributed in the form of an annuity purchased from an insurance company, distributions thereunder will be made in accordance with the requirements of Code Section 401(a)(9) and the regulations thereunder.

(c) Required Minimum Distributions During Participant’s Lifetime.

(1) Amount of Required Minimum Distribution For Each Distribution Calendar Year. During the Participant’s lifetime, the minimum amount that will be distributed for each Distribution Calendar Year is the lesser of:

(i)
the quotient obtained by dividing the Participant’s Account Balance by the distribution period in the Uniform Lifetime Table set forth in Q&A-2 in section 1.401(a)(9)-9 of the regulations, using the Participant’s age as of the Participant’s birthday in the Distribution Calendar Year; or

(ii)	if the Participant’s sole Designated Beneficiary for the Distribution Calendar Year is the Participant’s spouse, the quotient obtained by dividing the Participant’s Account Balance by the number in the Joint and Last Survivor Table set forth in Q&A-3 in section 1.401(a)(9)-9 of the regulations, using the Participant’s and spouse’s attained ages as of the Participant’s and spouse’s birthdays in the Distribution Calendar Year.

(2) Lifetime Required Minimum Distributions Continue Through Year of Participant’s Death. Required minimum distributions will be determined under this (c) beginning with the first Distribution Calendar Year and continuing up to, and including, the Distribution Calendar Year that includes the Participant’s date of death.

(d)	Required Minimum Distributions After Participant’s Death.

(1)	Death On or After Date Distributions Begin.

(i)
Participant Survived by Designated Beneficiary. If the Participant dies on or after the date distributions begin and there is a Designated Beneficiary, the minimum amount that will be distributed for each Distribution Calendar Year after the year of the Participant’s death is the quotient obtained by dividing the Participant’s Account Balance by the longer of the remaining Life Expectancy of the Participant or the remaining Life Expectancy of the Participant’s Designated Beneficiary, determined as follows:

A.	The Participant’s remaining Life Expectancy is calculated using the age of the Participant in the year of death, reduced by one for each subsequent year.

B.
If the Participant’s surviving spouse is the Participant’s sole Designated Beneficiary, the remaining Life Expectancy of the surviving spouse is calculated for each Distribution Calendar Year after the year of the Participant’s death using the surviving spouse’s age as of the spouse’s birthday in that year. For Distribution Calendar Years after the year of the surviving spouse’s death, the remaining Life Expectancy of the surviving spouse is calculated using the age of the surviving spouse as of the spouse’s birthday in the calendar year of the spouse’s death, reduced by one for each subsequent calendar year.

C.
If the Participant’s surviving spouse is not the Participant’s sole Designated Beneficiary, the Designated Beneficiary’s remaining Life Expectancy is calculated using the age of the Beneficiary in the year following the year of the Participant’s death, reduced by one for each subsequent year.

(ii)
No Designated Beneficiary. If the Participant dies on or after the date distributions begin and there is no Designated Beneficiary as of September 30 of the year after the year of the Participant’s death, the minimum amount that will be distributed for each Distribution Calendar Year after the year of the Participant’s death is the quotient obtained by dividing the Participant’s Account Balance by the Participant’s remaining Life Expectancy calculated using the age of the Participant in the year of death, reduced by one for each subsequent year.

(2) Death Before Date Distributions Begin.

(i)
Participant Survived by Designated Beneficiary. If the Participant dies before the date distributions begin and there is a Designated Beneficiary, the minimum amount that will be distributed for each Distribution Calendar Year after the year of the Participant’s death is the quotient obtained by dividing the Participant’s Account Balance by the remaining Life Expectancy of the Participant’s Designated Beneficiary, determined as provided in (d)(1) above, except to the extent that an election is made to receive distributions in accordance with the 5-year rule. Under the 5-year rule, the Participant’s entire interest will be distributed to the Designated Beneficiary by December 31 of the calendar year containing the fifth anniversary of the Participant’s death.

(ii)
No Designated Beneficiary. If the Participant dies before the date distributions begin and there is no Designated Beneficiary as of September 30 of the year following the year of the Participant’s death, distribution of the Participant’s entire interest will be completed by December 31 of the calendar year containing the fifth anniversary of the Participant’s death.

(iii)
Death of Surviving Spouse Before Distributions to Surviving Spouse Are Required to Begin. If the Participant dies before the date distributions begin, the Participant’s surviving spouse is the Participant’s sole Designated Beneficiary, and the surviving spouse dies before distributions are required to begin to the surviving spouse under (b)(2)(i) above, this (d)(2) will apply as if the surviving spouse were the Participant.

(e) Election of 5-year Rule. Participants or Beneficiaries may elect on an individual basis whether the 5-year rule in (b)(2) and (d)(2) above applies to distributions after the death of a Participant who has a Designated Beneficiary. The election must be made no later than the earlier of September 30 of the calendar year in which the distribution would be required to begin under (b)(2) above if no such election is made, or by September 30 of the calendar year which contains the fifth anniversary of the Participant’s (or, if applicable, surviving spouse’s) death.

ARTICLE VIII

TERMINATION OF THE PLAN

The Employer expects to continue the Plan indefinitely but reserves the right to terminate the Plan in whole or in part at any time upon giving written notice to all parties concerned. Complete discontinuance of Contributions constitutes complete termination of the Plan.

The Account of each Participant shall be 100% vested and nonforfeitable as of the effective date of complete termination of the Plan. The Account of each Participant who is included in the group of Participants deemed to be affected by the partial termination of the Plan shall be 100% vested and nonforfeitable as of the effective date of the partial termination of the Plan. The Participant's Vested Account shall continue to participate in the earnings credited, expenses charged, and any appreciation or depreciation of the Investment Fund until his Vested Account is distributed.

The Participant’s entire Vested Account shall be paid in a single sum to the Participant as of the effective date of complete termination of the Plan if consent of the Participant is not required in the ELECTION PROCEDURES SECTION of Article VI to distribute a benefit that is immediately distributable. This is a small amounts payment. The small amounts payment is in full settlement of all benefits otherwise payable.

Upon complete termination of the Plan, no more Employees shall become Participants and no more Contributions shall be made, except as may relate to the operation of the Plan prior to the effective time of the termination.

The assets of this Plan shall not be paid to the Employer at any time, except that, after the satisfaction of all liabilities under the Plan, any assets remaining may be paid to the Employer. The payment may not be made if it would contravene any provision of law.

ARTICLE IX

ADMINISTRATION OF THE PLAN

SECTION 9.01--ADMINISTRATION.

Subject to the provisions of this article, the Plan Administrator has complete control of the administration of the Plan. The Plan Administrator has all the powers necessary for it to properly carry out its administrative duties. Not in limitation, but in amplification of the foregoing, the Plan Administrator has complete discretion to construe or interpret the provisions of the Plan, including ambiguous provisions, if any, and to determine all questions that may arise under the Plan, including all questions relating to the eligibility of Employees to participate in the Plan and the amount of benefit to which any Participant or Beneficiary may become entitled. The Plan Administrator's decisions upon all matters within the scope of its authority shall be final.

Unless otherwise set out in the Plan or Annuity Contract, the Plan Administrator may delegate recordkeeping and other duties which are necessary to assist it with the administration of the Plan to any person or firm which agrees to accept such duties. The Plan Administrator shall be entitled to rely upon all tables, valuations, certificates and reports furnished by the consultant or actuary appointed by the Plan Administrator and upon all opinions given by any counsel selected or approved by the Plan Administrator.

The Plan Administrator shall receive all claims for benefits by Participants, former Participants and Beneficiaries. The Plan Administrator shall determine all facts necessary to establish the right of any Claimant to benefits and the amount of those benefits under the provisions of the Plan. The Plan Administrator may establish rules and procedures to be followed by Claimants in filing claims for benefits, in furnishing and verifying proofs necessary to determine age, and in any other matters required to administer the Plan.

SECTION 9.02--EXPENSES.

Expenses of the Plan, to the extent that the Employer does not pay such expenses, may be paid out of the assets of the Plan provided that such payment is consistent with ERISA. Such expenses include, but are not limited to, expenses for bonding required by ERISA; expenses for recordkeeping and other administrative services; fees and expenses of the Trustee or Annuity Contract; expenses for investment education service; and direct costs that the Employer incurs with respect to the Plan. Notwithstanding the foregoing, the Plan Administrator may allocate certain Plan expenses directly to the Account of the Participant on whose behalf the expense was incurred, provided that such allocation bear a reasonable relationship to the service furnished or made available to the Participant’s Account, and is consistent with the applicable fiduciary provisions of ERISA.

SECTION 9.03--RECORDS.

All acts and determinations of the Plan Administrator shall be duly recorded. All these records, together with other documents necessary for the administration of the Plan, shall be preserved in the Plan Administrator's custody.

Writing (handwriting, typing, printing), photostating, photographing, microfilming, magnetic impulse, mechanical or electrical recording, or other forms of data compilation shall be acceptable means of keeping records.

SECTION 9.04--INFORMATION AVAILABLE.

Any Participant in the Plan or any Beneficiary may examine copies of the Plan description, latest annual report, any bargaining agreement, this Plan, the Annuity Contract, or any other instrument under which the Plan was established or is operated. The Plan Administrator shall maintain all of the items listed in this section in its office, or in such other place or places as it may designate in order to comply with governmental regulations. These items may be examined during reasonable business hours. Upon the written request of a Participant or Beneficiary receiving benefits under the Plan, the Plan Administrator shall furnish him with a copy of any of these items. The Plan Administrator may make a reasonable charge to the requesting person for the copy.

SECTION 9.05--CLAIM PROCEDURES.

A Claimant must submit any necessary forms and needed information when making a claim for benefits under the Plan.

If a claim for benefits under the Plan is wholly or partially denied, the Plan Administrator shall provide adequate written notice to the Claimant whose claim for benefits under the Plan has been denied. The notice must be furnished within 90 days of the date that the claim is received by the Plan without regard to whether all of the information necessary to make a benefit determination is received. The Claimant shall be notified in writing within this initial 90-day period if special circumstances require an extension of the time needed to process the claim. The notice shall indicate the special circumstances requiring an extension of time and the date by which the Plan Administrator's decision is expected to be rendered. In no event shall such extension exceed a period of 90 days from the end of the initial 90-day period.

The Plan Administrator's notice to the Claimant shall: (i) specify the reason or reasons for the denial; (ii) reference the specific Plan provisions on which the denial is based; (iii) describe any additional material and information needed for the Claimant to perfect his claim for benefits; (iv) explain why the material and information is needed; and (v) inform the Claimant of the Plan’s appeal procedures and the time limits applicable to such procedures, including a statement of the Claimant’s right to bring a civil action under ERISA section 502(a) following an adverse benefit determination on appeal.

Any appeal made by a Claimant must be made in writing to the Plan Administrator within 60 days after receipt of the Plan Administrator’s notice of denial of benefits. If the Claimant appeals to the Plan Administrator, the Claimant may submit written comments, documents, records, and other information relating to the claim for benefits. The Claimant shall be provided, upon request and free of charge, reasonable access to, and copies of, all documents, records, and other information relevant to the Claimant’s claim for benefits. The Plan Administrator shall review the claim taking into account all comments, documents, records, and other information submitted by the Claimant relating to the claim, without regard to whether such information was submitted or considered in the initial benefit determination.

The Plan Administrator shall provide adequate written notice to the Claimant of the Plan’s benefit determination on review. The notice must be furnished within 60 days of the date that the request for review is received by the Plan without regard to whether all of the information necessary to make a benefit determination on review is received. The Claimant shall be notified in writing within this initial 60-day period if special circumstances require an extension of the time needed to process the claim. The notice shall indicate the special circumstances requiring an extension of time and the date by which the Plan Administrator expects to render the determination on review. In no event shall such extension exceed a period of 60 days from the end of the initial 60-day period.

In the event the benefit determination is being made by a committee or board of trustees that hold regularly scheduled meetings at least quarterly, the above paragraph shall not apply. The benefit determination must be made by the date of the meeting of the committee or board that immediately follows the Plan’s receipt of a request for review, unless the request for review is filed within 30 days preceding the date of such meeting. In such case, the benefit determination must be made by the date of the second meeting following the Plan’s receipt of the request for review. The date of the receipt of the request for review shall be determined without regard to whether all of the information necessary to make a benefit determination on review is received. The Claimant shall be notified in writing within this initial period if special circumstances require an extension of the time needed to process the claim. The notice shall indicate the special circumstances requiring an extension of time and the date by which the committee or board expects to render the determination on review. In no event shall such benefit determination be made later than the third meeting of the committee or board following the Plan’s receipt of the request for review. The Plan Administrator shall provide adequate written notice to the Claimant of the Plan’s benefit determination on review as soon as possible, but not later than five days after the benefit determination is made.

If the claim for benefits is wholly or partially denied on review, the Plan Administrator’s notice to the Claimant shall: (i) specify the reason or reasons for the denial; (ii) reference the specific Plan provisions on which the denial is based; (iii) include a statement that the Claimant is entitled to receive, upon request and free of charge, reasonable access to, and copies of, all documents, records, and other information relevant to the Claimant’s claim for benefits; and (iv) include a statement of the Claimant’s right to bring a civil action under ERISA section 502(a).

A Claimant may authorize a representative to act on the Claimant’s behalf with respect to a benefit claim or appeal of an adverse benefit determination. Such authorization shall be made by completion of a form furnished for that purpose. In the absence of any contrary direction from the Claimant, all information and notifications to which the Claimant is entitled shall be directed to the authorized representative.

The Plan Administrator shall perform periodic examinations, reviews, or audits of benefit claims to determine whether claims determinations are made in accordance with the governing Plan documents and, where appropriate, Plan provisions have been consistently applied with respect to similarly situated Claimants.

SECTION 9.06--DELEGATION OF AUTHORITY.

All or any part of the administrative duties and responsibilities under this article may be delegated by the Plan Administrator to a retirement committee. The duties and responsibilities of the retirement committee shall be set out in a separate written agreement.

SECTION 9.07--EXERCISE OF DISCRETIONARY AUTHORITY.

The Employer, Plan Administrator, and any other person or entity who has authority with respect to the management, administration, or investment of the Plan may exercise that authority in its/his full discretion, subject only to the duties imposed under ERISA. This discretionary authority includes, but is not limited to, the authority to make any and all factual determinations and interpret all terms and provisions of the Plan documents relevant to the issue under consideration. The exercise of authority will be binding upon all persons; will be given deference in all courts of law to the greatest extent allowed under law; and will not be overturned or set aside by any court of law unless found to be arbitrary and capricious or made in bad faith.

SECTION 9.08--TRANSACTION PROCESSING.

Transactions (including, but not limited to, investment directions, trades, loans, and distributions) shall be processed as soon as administratively practicable after proper directions are received from the Participant or other parties. No guarantee is made by the Plan, Plan Administrator, Trustee, Insurer, or Employer that such transactions will be processed on a daily or other basis, and no guarantee is made in any respect regarding the processing time of such transactions.

Notwithstanding any other provision of the Plan, the Employer, the Plan Administrator, or the Trustee reserve the right to not value an investment option on any given Valuation Date for any reason deemed appropriate by the Employer, the Plan Administrator, or the Trustee.

Administrative practicality will be determined by legitimate business factors (including, but not limited to, failure of systems or computer programs, failure of the means of the transmission of data, force majeure, the failure of a service provider to timely receive values or prices, and correction for errors or omissions or the errors or omissions of any service provider) and in no event will be deemed to be less than 14 days. The processing date of a transaction shall be binding for all purposes of the Plan and considered the applicable Valuation Date for any transaction.

ARTICLE X

GENERAL PROVISIONS

SECTION 10.01--AMENDMENTS.

The Employer may amend this Plan at any time, including any remedial retroactive changes (within the time specified by Internal Revenue Service regulations), to comply with any law or regulation issued by any governmental agency to which the Plan is subject.

An amendment may not diminish or adversely affect any accrued interest or benefit of Participants or their Beneficiaries nor allow reversion or diversion of Plan assets to the Employer at any time, except as may be required to comply with any law or regulation issued by any governmental agency to which the Plan is subject.

An amendment may not eliminate or reduce a section 411(d)(6) protected benefit, as defined in Q&A-1 in section 1.411(d)-4 of the regulations, that has already accrued, except as provided in 1.411(d)-3 or 1.411(d)-4 of the regulations. This is generally the case even if such elimination or reduction is contingent upon the Employee’s consent. However, the Plan may be amended to eliminate or reduce section 411(d)(6) protected benefits with respect to benefits not yet accrued as of the later of the amendment’s adoption date or the effective date without violating Code Section 411(d)(6). Notwithstanding the preceding provisions, a Participant's Account may be reduced to the extent permitted under Code Section 412(c)(8).

An amendment shall not decrease a Participant's vested interest in the Plan. If an amendment to the Plan, or a deemed amendment in the case of a change in top-heavy status of the Plan as provided in the MODIFICATION OF VESTING REQUIREMENTS SECTION of Article XI, changes the computation of the percentage used to determine that portion of a Participant's Account attributable to Employer Contributions which is nonforfeitable (whether directly or indirectly), in the case of an Employee who is a Participant as of the later of the date such amendment or change is adopted or the date it becomes effective, the nonforfeitable percentage (determined as of such date) of such Employee’s right to his Account attributable to Employer Contributions shall not be less than his percentage computed under the Plan without regard to such amendment or change. Furthermore, each Participant or former Participant

(a) who has completed at least three Years of Service on the date the election period described below ends (five Years of Service if the Participant does not have at least one Hour of Service in a Plan Year beginning after December 31, 1988) and

(b) whose nonforfeitable percentage will be determined on any date after the date of the change may elect, during the election period, to have the nonforfeitable percentage of his Account that results from Employer Contributions determined without regard to the amendment. This election may not be revoked. If after the Plan is changed, the Participant’s nonforfeitable percentage will at all times be as great as it would have been if the change had not been made, no election needs to be provided. The election period shall begin no later than the date the Plan amendment is adopted, or deemed adopted in the case of a change in the top-heavy status of the Plan, and end no earlier than the 60th day after the latest of the date the amendment is adopted (deemed adopted) or becomes effective, or the date the Participant is issued written notice of the amendment (deemed amendment) by the Employer or the Plan Administrator.

For an amendment adopted after August 9, 2006, with respect to a Participant’s Account attributable to Employer Contributions accrued as of the later of the adoption or effective date of the amendment and earnings, the vested percentage of the Participant will be the greater of the vested percentage under the old vesting schedule or the vested percentage under the new vesting schedule.

SECTION 10.02--DIRECT ROLLOVERS.

Notwithstanding any provision of the Plan to the contrary that would otherwise limit a Distributee's election under this section, a Distributee may elect, at the time and in the manner prescribed by the Plan Administrator, to have any portion of an Eligible Rollover Distribution paid directly to an Eligible Retirement Plan specified by the Distributee in a Direct Rollover.

In the event of a mandatory distribution of an Eligible Rollover Distribution greater than $1,000 in accordance with the small amounts payment provisions of Article VIII, if the Participant does not elect to have such distribution paid directly to an Eligible Retirement Plan specified by the Participant in a Direct Rollover or to receive the distribution directly in accordance with this section, the Plan Administrator will pay the distribution in a Direct Rollover to an individual retirement plan designated by the Plan Administrator.

In the event of any other Eligible Rollover Distribution to a Distributee in accordance with the SMALL AMOUNTS SECTION of this article (or which is a small amounts payment under Article VIII at complete termination of the Plan), if the Distributee does not elect to have such distribution paid directly to an Eligible Retirement Plan specified by the Distributee in a Direct Rollover or to receive the distribution directly, the Plan Administrator will pay the distribution to the Distributee.

A mandatory distribution is a distribution to a Participant that is made without the Participant’s consent and is made to the Participant before he attains the older of age 62 or his Normal Retirement Age.

SECTION 10.03--MERGERS AND DIRECT TRANSFERS.

The Plan may not be merged or consolidated with, nor have its assets or liabilities transferred to, any other retirement plan, unless each Participant in this Plan would (if that plan then terminated) receive a benefit immediately after the merger, consolidation, or transfer which is equal to or greater than the benefit the Participant would have been entitled to receive immediately before the merger, consolidation, or transfer (if this Plan had then terminated). The Employer may enter into merger agreements or direct transfer of assets agreements with the employers under other retirement plans which are qualifiable under Code Section 401(a), including an elective transfer, and may accept the direct transfer of plan assets, or may transfer plan assets, as a party to any such agreement. The Employer shall not consent to, or be a party to a merger, consolidation, or transfer of assets with a plan which is subject to the survivor annuity requirements of Code Section 401(a)(11) if such action would result in a survivor annuity feature being maintained under this Plan. The Employer will not transfer any amounts attributable to elective deferral contributions, qualified matching contributions, and qualified nonelective contributions unless the transferee plan provides that the limitations of section 1.401(k)-1(d) of the regulations shall apply to such amounts (including post-transfer earnings thereon), unless the amounts could have been distributed at the time of the transfer (other than for hardship), and the transfer is an elective transfer described in Q&A-3(b)(1) in section 1.411(d)-4 of the regulations.

Notwithstanding any provision of the Plan to the contrary, to the extent any optional form of benefit under the Plan permits a distribution prior to the Employee’s retirement, death, disability, or Severance from Employment, and prior to plan termination, the optional form of benefit is not available with respect to benefits attributable to assets (including the post-transfer earnings thereon) and liabilities that are transferred, within the meaning of Code Section 414(l), to this Plan from a money purchase pension plan qualified under Code Section 401(a) (other than any portion of those assets and liabilities attributable to voluntary employee contributions). The limitations of section 1.401(k)-1(d) of the regulations applicable to elective deferral contributions, qualified matching contributions, and qualified nonelective contributions shall continue to apply to any amounts attributable to such contributions (including post-transfer earnings thereon) transferred to this Plan, unless the amounts could have been distributed at the time of the transfer (other than for hardship), and the transfer is an elective transfer described in Q&A-3(b)(1) in section 1.411(d)-4 of the regulations.

The Plan may accept a direct transfer of plan assets on behalf of an Eligible Employee. If the Eligible Employee is not an Active Participant when the transfer is made, the Eligible Employee shall be deemed to be an Active Participant only for the purpose of investment and distribution of the transferred assets. Employer Contributions shall not be made for or allocated to the Eligible Employee and he may not make Participant Contributions, until the time he meets all of the requirements to become an Active Participant.

The Plan shall hold, administer, and distribute the transferred assets as a part of the Plan. The Plan shall maintain a separate account for the benefit of the Employee on whose behalf the Plan accepted the transfer in order to reflect the value of the transferred assets.

A Participant’s section 411(d)(6) protected benefits, as defined in Q&A-1 in section 1.411(d)-4 of the regulations, may not be eliminated by reason of transfer or any transaction amending a plan or plans to transfer benefits except as provided below.

A Participant’s section 411(d)(6) protected benefits may be eliminated or reduced upon transfer between qualified defined contribution plans if the conditions in Q&A-3(b)(1) in section 1.411(d)-4 of the regulations are met. The transfer must meet all of the other applicable qualification requirements.

A Participant’s section 411(d)(6) protected benefits may be eliminated or reduced if a transfer is an elective transfer of certain distributable benefits between qualified plans (both defined benefit and defined contribution) and the conditions in Q&A-3(c)(1) in section 1.411(d)-4 of the regulations are met. The rules applicable to distributions under the plan would apply to the transfer, but the transfer would not be treated as a distribution for purposes of the minimum distribution requirements of Code Section 401(a)(9). Beginning January 1, 2002, if the Participant is eligible to receive an immediate distribution of his entire nonforfeitable accrued benefit in a single sum distribution that would consist entirely of an eligible rollover distribution under Code Section 401(a)(31), such transfer will be accomplished as a direct rollover under Code Section 401(a)(31).

SECTION 10.04--PROVISIONS RELATING TO THE INSURER AND OTHER PARTIES.

The obligations of an Insurer shall be governed solely by the provisions of the Annuity Contract. The Insurer shall not be required to perform any act not provided in or contrary to the provisions of the Annuity Contract. Each Annuity Contract when purchased shall comply with the Plan. See the CONSTRUCTION SECTION of this article.

Any issuer or distributor of investment contracts or securities is governed solely by the terms of its policies, written investment contract, prospectuses, security instruments, and any other written agreements entered into with the Trustee with regard to such investment contracts or securities.

Such Insurer, issuer or distributor is not a party to the Plan, nor bound in any way by the Plan provisions. Such parties shall not be required to look to the terms of this Plan, nor to determine whether the Employer, the Plan Administrator, the Trustee, or the Named Fiduciary have the authority to act in any particular manner or to make any contract or agreement.

Until notice of any amendment or termination of this Plan or a change in Trustee has been received by the Insurer at its home office or an issuer or distributor at their principal address, they are and shall be fully protected in assuming that the Plan has not been amended or terminated and in dealing with any party acting as Trustee according to the latest information which they have received at their home office or principal address.

SECTION 10.05--EMPLOYMENT STATUS.

Nothing contained in this Plan gives an Employee the right to be retained in the Employer's employ or to interfere with the Employer's right to discharge any Employee.

SECTION 10.06--RIGHTS TO PLAN ASSETS.

An Employee shall not have any right to or interest in any assets of the Plan upon termination of employment or otherwise except as specifically provided under this Plan, and then only to the extent of the benefits payable to such Employee according to the Plan provisions.

Any final payment or distribution to a Participant or his legal representative or to any Beneficiaries of such Participant under the Plan provisions shall be in full satisfaction of all claims against the Plan, the Named Fiduciary, the Plan Administrator, the Insurer, the Trustee, and the Employer arising under or by virtue of the Plan.

SECTION 10.07--BENEFICIARY.

Each Participant may name a Beneficiary to receive any death benefit that may arise out of his participation in the Plan. The Participant may change his Beneficiary from time to time. Unless a qualified election has been made, for purposes of distributing any death benefits before the Participant’s Retirement Date, the Beneficiary of a Participant who has a spouse shall be the Participant's spouse. The Participant's Beneficiary designation and any change of Beneficiary shall be subject to the provisions of the ELECTION PROCEDURES SECTION of Article VI.

It is the responsibility of the Participant to give written notice to the Plan Administrator of the name of the Beneficiary on a form furnished for that purpose.

With the Employer’s consent, the Plan Administrator or its delegate may maintain records of Beneficiary designations for Participants before their Retirement Dates. In that event, the written designations made by Participants shall be filed with the Plan Administrator. If a Participant dies before his Retirement Date, the Plan Administrator shall determine the Beneficiary designation on its records for the Participant.

If there is no Beneficiary named or surviving when a Participant dies, the Participant’s Beneficiary whall be in the following priority:

(a)	the Participant’s surviving spouse;

(b)	the Participant’s surviving children, including adopted children, in equal shares;

(c)	the Participant’s surviving parents, in equal shares; or

(d)	the legal representative of the estate of the last to die of the Participant and his Beneficiary.

SECTION 10.08--NONALIENATION OF BENEFITS.

Benefits payable under the Plan are not subject to the claims of any creditor of any Participant or Beneficiary. A Participant or Beneficiary does not have any rights to alienate, anticipate, commute, pledge, encumber, or assign such benefits, except in the case of a loan as provided in the LOANS TO PARTICIPANTS SECTION of Article V. The preceding sentences shall also apply to the creation, assignment, or recognition of a right to any benefit payable with respect to a Participant according to a domestic relations order, unless such order is determined by the Plan Administrator to be a qualified domestic relations order, as defined in Code Section 414(p), or any domestic relations order entered before January 1, 1985. The preceding sentences shall not apply to any offset of a Participant’s benefits provided under the Plan against an amount the Participant is required to pay the Plan with respect to a judgment, order, or decree issued, or a settlement entered into, on or after August 5, 1997, which meets the requirements of Code Sections 401(a)(13)(C) or (D).

SECTION 10.09--CONSTRUCTION.

The validity of the Plan or any of its provisions is determined under and construed according to Federal law and, to the extent permissible, according to the laws of the state in which the Employer has its principal office. In case any provision of this Plan is held illegal or invalid for any reason, such determination shall not affect the remaining provisions of this Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had never been included.

In the event of any conflict between the provisions of the Plan and the terms of any Annuity Contract issued hereunder, the provisions of the Plan control.

SECTION 10.10--LEGAL ACTIONS.

No person employed by the Employer; no Participant, former Participant, or their Beneficiaries; nor any other person having or claiming to have an interest in the Plan is entitled to any notice of process. A final judgment entered in any such action or proceeding shall be binding and conclusive on all persons having or claiming to have an interest in the Plan.

SECTION 10.11--SMALL AMOUNTS.

If consent of the Participant is not required for a benefit that is immediately distributable in the ELECTION PROCEDURES SECTION of Article VI, a Participant’s entire Vested Account shall be paid in a single sum as of the earliest of his Retirement Date, the date he dies, or the date he has a Severance from Employment for any other reason (the date the Employer provides notice to the record keeper of the Plan of such event, if later). If a Participant would have received a distribution under the first sentence of this paragraph but for the fact that the Participant’s consent was needed to distribute a benefit which is immediately distributable, and if at a later time consent would not be needed to distribute a benefit that is immediately distributable and such Participant has not again become an Employee, such Vested Account shall be paid in a single sum. This is a small amounts payment.

If a small amounts payment is made as of the date the Participant dies, the small amounts payment shall be made to the Participant’s Beneficiary. If a small amounts payment is made while the Participant is living, the small amounts payment shall be made to the Participant. The small amounts payment is in full settlement of all benefits otherwise payable.

No other small amounts payments shall be made.

SECTION 10.12--WORD USAGE.

The masculine gender, where used in this Plan, shall include the feminine gender and the singular words, where used in this Plan, shall include the plural, unless the context indicates otherwise.

The words “in writing” and “written,” where used in this Plan, shall include any other forms, such as voice response or other electronic system, as permitted by any governmental agency to which the Plan is subject.

SECTION 10.13--CHANGE IN SERVICE METHOD.

(a) Change of Service Method Under This Plan. If this Plan is amended to change the method of crediting service from the elapsed time method to the hours method for any purpose under this Plan, the Employee’s service shall be equal to the sum of (1), (2), and (3) below:

(1) The number of whole years of service credited to the Employee under the Plan as of the date the change is effective.

(2) One year of service for the computation period in which the change is effective if he is credited with the required number of Hours of Service. If an Employee was credited with a fractional part of a year of service as of the date of change using the elapsed time method, for the portion of such computation period ending on the date of change the Employee will be credited with the greater of his actual Hours-of-Service or an equivalent number of Hours-of-Service based on the fractional part of a year of service credited as of the date of change. The Employee shall be credited with 45 Hours-of-Service for each week of service in such fractional part of a year.

(3) The Employee’s service determined under this Plan using the hours method after the end of the computation period in which the change in service method was effective.

If this Plan is amended to change the method of crediting service from the hours method to the elapsed time method for any purpose under this Plan, the Employee’s service shall be equal to the sum of (4), (5), and (6) below:

(4) The number of whole years of service credited to the Employee under the Plan as of the beginning of the computation period in which the change in service method is effective.

(5) The greater of (i) the service that would be credited to the Employee for that entire computation period using the elapsed time method or (ii) the service credited to him under the Plan as of the date the change is effective.

(6) The Employee’s service determined under this Plan using the elapsed time method after the end of the applicable computation period in which the change in service method was effective.

(b) Transfers Between Plans with Different Service Methods. If an Employee has been a participant in another plan of the Employer that credited service under the elapsed time method for any purpose that under this Plan is determined using the hours method, then the Employee’s service shall be equal to the sum of (1), (2), and (3) below:

(1) The number of whole years of service credited to the Employee under the other plan as of the date he became an Eligible Employee under this Plan.

(2) One year of service for the applicable computation period in which he became an Eligible Employee if he is credited with the required number of Hours of Service. If an Employee was credited with a fractional part of a year of service as of the date he became and Eligible Employee using the elapsed time method, for the portion of such computation period ending on the date he became an Eligible Employee the Employee will be credited with the greater of his actual Hours-of-Service or an equivalent number of Hours-of-Service based on the fractional part of a year of service credited as of the date he became an Eligible Employee. The Employee shall be credited with 45 Hours-of-Service for each week of service in such fractional part of a year.

(3) The Employee’s service determined under this Plan using the hours method after the end of the computation period in which he became an Eligible Employee.

If an Employee has been a participant in another plan of the Employer that credited service under the hours method for any purpose that under this Plan is determined using the elapsed time method, then the Employee’s service shall be equal to the sum of (4), (5), and (6) below:

(4) The number of whole years of service credited to the Employee under the other plan as of the beginning of the computation period under that plan in which he became an Eligible Employee under this Plan.

(5) The greater of (i) the service that would be credited to the Employee for that entire computation period using the elapsed time method or (ii) the service credited to him under the other plan as of the date he became an Eligible Employee under this Plan.

(6) The Employee’s service determined under this Plan using the elapsed time method after the end of the applicable computation period under the other plan in which he became an Eligible Employee.

If an Employee has been a participant in a Controlled Group member’s plan that credited service under a different method than is used in this Plan, in order to determine entry and vesting, the provisions in (b) above shall apply as though the Controlled Group member’s plan was a plan of the Employer.

Any modification of service contained in this Plan shall be applicable to the service determined pursuant to this section.

SECTION 10.14--MILITARY SERVICE.

Notwithstanding any provision of this Plan to the contrary, the Plan shall provide contributions, benefits, and service credit with respect to qualified military service in accordance with Code Section 414(u). Loan repayments shall be suspended under this Plan as permitted under Code Section 414(u).

ARTICLE XI

TOP-HEAVY PLAN REQUIREMENTS

SECTION 11.01--APPLICATION.

The provisions of this article shall supersede all other provisions in the Plan to the contrary. The provisions of this article shall apply for purposes of determining whether the Plan is a Top-heavy Plan for Plan Years beginning after December 31, 2001, and whether the Plan satisfies the minimum benefit requirements of Code Section 416(c) for such years.

For the purpose of applying the Top-heavy Plan requirements of this article, all members of the Controlled Group shall be treated as one Employer. The term Employer, as used in this article, shall be deemed to include all members of the Controlled Group, unless the term as used clearly indicates only the Employer is meant.

The accrued benefit or account of a participant that results from deductible employee contributions shall not be included for any purpose under this article.

The minimum vesting and contribution provisions of the MODIFICATION OF VESTING REQUIREMENTS and MODIFICATION OF CONTRIBUTIONS SECTIONS of this article shall not apply to any Employee who is included in a group of Employees covered by a collective bargaining agreement which the Secretary of Labor finds to be a collective bargaining agreement between employee representatives and one or more employers, including the Employer, if there is evidence that retirement benefits were the subject of good faith bargaining between such representatives. For this purpose, the term "employee representatives" does not include any organization more than half of whose members are employees who are owners, officers, or executives.

SECTION 11.02--DEFINITIONS.

For purposes of this article the following terms are defined:

Aggregation Group means:

(a) each of the Employer's qualified plans in which a Key Employee is a participant during the Plan Year containing the Determination Date (regardless of whether the plans have terminated) or one of the four preceding Plan Years,

(b) each of the Employer's other qualified plans which allows the plan(s) described in (a) above to meet the nondiscrimination requirement of Code Section 401(a)(4) or the minimum coverage requirement of Code Section 410, and

(c) any of the Employer's other qualified plans not included in (a) or (b) above which the Employer desires to include as part of the Aggregation Group. Such a qualified plan shall be included only if the Aggregation Group would continue to satisfy the requirements of Code Sections 401(a)(4) and 410.

The plans in (a) and (b) above constitute the "required" Aggregation Group. The plans in (a), (b), and (c) above constitute the "permissive" Aggregation Group.

Compensation means compensation as defined in the CONTRIBUTION LIMITATION SECTION of Article III.

Determination Date means as to any plan, for any plan year subsequent to the first plan year, the last day of the preceding plan year. For the first plan year of the plan, the Determination Date is the last day of that year.

Key Employee means any Employee or former Employee (including any deceased Employee) who at any time during the Plan Year that includes the Determination Date is:

(a) an officer of the Employer having Compensation for the Plan Year greater than $130,000 (as adjusted under Code Section 416(i)(1) for Plan Years beginning after December 31, 2002),

(b) a 5-percent owner of the Employer, or

(c) a 1-percent owner of the Employer having Compensation for the Plan Year of more than $150,000.

The determination of who is a Key Employee shall be made according to Code Section 416(i)(1) and the applicable regulations and other guidance of general applicability issued thereunder.

Nonkey Employee means any Employee who is not a Key Employee.

Top-heavy Plan means a plan that is top-heavy for any plan year. This Plan shall be top-heavy if any of the following conditions exist:

(a) The Top-heavy Ratio for this Plan exceeds 60 percent and this Plan is not part of any required Aggregation Group or permissive Aggregation Group.

(b) This Plan is a part of a required Aggregation Group, but not part of a permissive Aggregation Group, and the Top-heavy Ratio for the required Aggregation Group exceeds 60 percent.

(c) This Plan is a part of a required Aggregation Group and part of a permissive Aggregation Group and the Top-heavy Ratio for the permissive Aggregation Group exceeds 60 percent.

Top-heavy Ratio means:

(a) If the Employer maintains one or more defined contribution plans (including any simplified employee pension plan) and the Employer has not maintained any defined benefit plan which during the five-year period ending on the Determination Date(s) has or has had accrued benefits, the Top-heavy Ratio for this Plan alone or for the required or permissive Aggregation Group, as appropriate, is a fraction, the numerator of which is the sum of the account balances of all Key Employees as of the Determination Date(s) (including any part of any account balance distributed in the one-year period ending on the Determination Date(s) and distributions under a terminated plan which if it had not been terminated would have been required to be included in the Aggregation Group), and the denominator of which is the sum of all account balances (including any part of any account balance distributed in the one-year period ending on the Determination Date(s) and distributions under a terminated plan which if it had not been terminated would have been required to be included in the Aggregation Group), both computed in accordance with Code Section 416 and the regulations thereunder. In the case of a distribution made for a reason other than Severance from Employment, death, or disability, this provision shall be applied by substituting “five-year period” for “one-year period.” Both the numerator and denominator of the Top-heavy Ratio are increased to reflect any contribution not actually made as of the Determination Date, but which is required to be taken into account on that date under Code Section 416 and the regulations thereunder.

(b) If the Employer maintains one or more defined contribution plans (including any simplified employee pension plan) and the Employer maintains or has maintained one or more defined benefit plans which during the five-year period ending on the Determination Date(s) has or has had accrued benefits, the Top-heavy Ratio for any required or permissive Aggregation Group, as appropriate, is a fraction, the numerator of which is the sum of the account balances under the aggregated defined contribution plan or plans of all Key Employees determined in accordance with (a) above, and the present value of accrued benefits under the aggregated defined benefit plan or plans for all Key Employees as of the Determination Date(s), and the denominator of which is the sum of the account balances under the aggregated defined contribution plan or plans for all participants, determined in accordance with (a) above, and the present value of accrued benefits under the defined benefit plan or plans for all participants as of the Determination Date(s), all determined in accordance with Code Section 416 and the regulations thereunder. The accrued benefits under a defined benefit plan in both the numerator and denominator of the Top-heavy Ratio are increased for any distribution of an accrued benefit made in the one-year period ending on the Determination Date (and distributions under a terminated plan which if it had not been terminated would have been required to be included in the Aggregation Group). In the case of a distribution made for a reason other than Severance from Employment, death, or disability, this provision shall be applied by substituting “five-year period” for “one-year period.”

(c) For purposes of (a) and (b) above, the value of account balances and the present value of accrued benefits will be determined as of the most recent Valuation Date that falls within or ends with the 12-month period ending on the Determination Date, except as provided in Code Section 416 and the regulations thereunder for the first and second plan years of a defined benefit plan. The account balances and accrued benefits of a participant (i) who is not a Key Employee but who was a Key Employee in a prior year or (ii) who has not been credited with at least one hour of service with any employer maintaining the plan at any time during the one-year period ending on the Determination Date will be disregarded. The calculation of the Top-heavy Ratio and the extent to which distributions, rollovers, and transfers are taken into account will be made in accordance with Code Section 416 and the regulations thereunder. Deductible employee contributions will not be taken into account for purposes of computing the Top-heavy Ratio. When aggregating plans, the value of account balances and accrued benefits will be calculated with reference to the Determination Dates that fall within the same calendar year.

The accrued benefit of a participant other than a Key Employee shall be determined under (i) the method, if any, that uniformly applies for accrual purposes under all defined benefit plans maintained by the Employer, or (ii) if there is no such method, as if such benefit accrued not more rapidly than the slowest accrual rate permitted under the fractional rule of Code Section 411(b)(1)(C).

SECTION 11.03--MODIFICATION OF VESTING REQUIREMENTS.

A Participant's nonforfeitable percentage is 100%. Such percentage is at all times at least as great as the nonforfeitable percentage required to satisfy the requirements of Code Section 416.

The part of the Participant's Vested Account resulting from the minimum contributions required pursuant to the MODIFICATION OF CONTRIBUTIONS SECTION of this article (to the extent required to be nonforfeitable under Code Section 416(b)) may not be forfeited under Code Section 411(a)(3)(B) or (D).

SECTION 11.04--MODIFICATION OF CONTRIBUTIONS.

During any Plan Year in which this Plan is a Top-heavy Plan, the Employer shall make a minimum contribution as of the last day of the Plan Year for each Nonkey Employee who is an Employee on the last day of the Plan Year and who was an Active Participant at any time during the Plan Year. A Nonkey Employee is not required to have a minimum number of Hours of Service or minimum amount of Compensation in order to be entitled to this minimum. A Nonkey Employee who fails to be an Active Participant merely because his Compensation is less than a stated amount or merely because of a failure to make mandatory participant contributions or, in the case of a cash or deferred arrangement, elective contributions shall be treated as if he were an Active Participant. The minimum is the lesser of (a) or (b) below:

(a) 3 percent of such person's Compensation for such Plan Year.

(b) The "highest percentage" of Compensation for such Plan Year at which the Employer's Contributions are made for or allocated to any Key Employee. The highest percentage shall be determined by dividing the Employer Contributions made for or allocated to each Key Employee during the Plan Year by the amount of his Compensation for such Plan Year, and selecting the greatest quotient (expressed as a percentage). To determine the highest percentage, all of the Employer's defined contribution plans within the Aggregation Group shall be treated as one plan. The minimum shall be the amount in (a) above if this Plan and a defined benefit plan of the Employer are required to be included in the Aggregation Group and this Plan enables the defined benefit plan to meet the requirements of Code Section 401(a)(4) or 410.

For purposes of (a) and (b) above, Compensation shall be limited by Code Section 401(a)(17).

If the Employer's contributions and allocations otherwise required under the defined contribution plan(s) are at least equal to the minimum above, no additional contribution shall be required. If the Employer's total contributions and allocations are less than the minimum above, the Employer shall contribute the difference for the Plan Year.

The minimum contribution applies to all of the Employer's defined contribution plans in the aggregate which are Top-heavy Plans. A minimum contribution under a profit sharing plan shall be made without regard to whether or not the Employer has profits.

If a person who is otherwise entitled to a minimum contribution above is also covered under another defined contribution plan of the Employer’s which is a Top-heavy Plan during that same Plan Year, any additional contribution required to meet the minimum above shall be provided in this Plan.

If a person who is otherwise entitled to a minimum contribution above is also covered under a defined benefit plan of the Employer's that is a Top-heavy Plan during that same Plan Year, the minimum benefits for him shall not be duplicated. The defined benefit plan shall provide an annual benefit for him on, or adjusted to, a straight life basis equal to the lesser of:

(c) 2 percent of his average compensation multiplied by his years of service, or

(d) 20 percent of his average compensation.

Average compensation and years of service shall have the meaning set forth in such defined benefit plan for this purpose.

For purposes of this section, any employer contribution made according to a salary reduction or similar arrangement shall not apply in determining if the minimum contribution requirement has been met, but shall apply in determining the minimum contribution required. Matching contributions, as defined in Code Section 401(m), shall be taken into account for purposes of satisfying the minimum contribution requirements of Code Section 416(c)(2) and the Plan. Matching contributions that are used to satisfy the minimum contribution requirements shall be treated as matching contributions for purposes of the actual contribution percentage test and other requirements of Code Section 401(m).

The requirements of this section shall be met without regard to any Social Security contribution.

By executing this Plan, the Primary Employer acknowledges having counseled to the extent necessary with selected legal and tax advisors regarding the Plan's legal and tax implications.

Executed this __________ day of _______________________________________, _________.

CAPITOL FEDERAL FINANCIAL

By: _________________________________________

_________________________________________
Title

Defined Contribution Plan CL2006